UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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TCF Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TCF FINANCIAL CORPORATION

200 Lake Street East, Mail Code EX0-03-A

Wayzata, MN 55391-1693

(952) 745-2760

March 5, 2008

Dear Stockholder:

You are invited to attend TCF Financial Corporation’s Annual Meeting of Stockholders which will be held at the Marriott Minneapolis West, 9960 Wayzata Boulevard, St. Louis Park, Minnesota, on April 23, 2008, at 3:00 p.m. local time.

At the Annual Meeting you will be asked to elect four Directors, approve a Second Amended and Restated Certificate of Incorporation to eliminate the classified board structure for TCF (under which directors are elected to a three-year term in one of three classes) and to provide instead for the annual election of directors, and to give an advisory vote on the Audit Committee’s choice of independent registered public accountants.  The Board of Directors recommends that you vote “FOR” all Director nominees and in favor of the other proposals.

Your vote is important, regardless of the number of shares you own.  I urge you to vote now, even if you plan to attend the Annual Meeting.  You can vote your TCF shares by Internet, by telephone, or by mail.  Follow the instructions on the enclosed proxy card.  (Internet or telephone voting actually costs TCF less than voting by mail, so I encourage you to consider it!)  If you receive more than one proxy card, please vote each card.  Remember, you can vote in person at the Annual Meeting even if you vote now by Internet, telephone, or mail.

Sincerely,

Lynn A. Nagorske
Chief Executive Officer

TCF FINANCIAL CORPORATION

200 LAKE STREET EAST, MAIL CODE EX0-03-A

WAYZATA, MN 55391-1693

(952) 745-2760

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 23, 2008

The Annual Meeting of Stockholders of TCF Financial Corporation is scheduled as shown below:

Date:	April 23, 2008
Time:	3:00 p.m. local time
Place:	Marriott Minneapolis West
9960 Wayzata Boulevard
St. Louis Park, MN 55426

Meeting Agenda

1.               Elect four Directors, each to serve a one-year term (if Proposal No. 2 is adopted) or a three-year term as a member of Class III (if Proposal No. 2 is not adopted);

2.               Approve a Second Amended and Restated Certificate of Incorporation to eliminate the classified board structure (under which directors are elected to a three-year term in one of three classes) and provide for the annual election of Directors;

3.               Advisory vote on the appointment of KPMG LLP as independent registered public accountants for the fiscal year ending December 31, 2008; and

4.               Other business properly brought before the Annual Meeting, if any.

You are entitled to vote at the Annual Meeting if you owned TCF Financial common stock on February 25, 2008.

Please vote the enclosed proxy card now even if you plan to attend the Annual Meeting.  You can vote via the Internet or telephone (follow the instructions on the enclosed proxy card) or you can vote by regular mail by returning your completed proxy card(s) in the enclosed return envelope.  As described under the caption “About the Meeting” in the proxy statement, if you do attend the Annual Meeting, you may revoke your proxy and vote in person.  TCF will provide a webcast of its Annual Meeting of Stockholders on Wednesday, April 23, 2008 at 3:00 p.m. local time.  This free webcast can be accessed through the Investor Relations section of TCF’s website at www.tcfbank.com.

By Order of the Board of Directors

Lynn A. Nagorske
Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to Be Held on April 23, 2008.

The proxy statement and annual report are available at www.tcfbank.com/annualmeeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES NOW. YOU CAN VOTE BY INTERNET OR TELEPHONE OR YOU CAN RETURN YOUR PROXY CARD(S) TO US IN THE ENCLOSED RETURN ENVELOPE.

Wayzata, Minnesota

March 5, 2008

TABLE OF CONTENTS

		Page

About the Meeting		1
Proposal 1:	Election of Directors	3
	Background of the Nominees and Other Directors	4
	Committee Membership	5
	Director Attendance	6
	Corporate Governance	6
	Director Independence	10
	Compensation of Directors	12
	TCF Stock Ownership of Directors, Officers and 5% Owners	15
	Were All Stock Ownership Reports Timely Filed by TCF Financial Insiders? (Section 16(a) Beneficial Ownership Reporting Compliance)	16
	Background of Executive Officers Who Are Not Directors	17
	Compensation Discussion and Analysis	19
	Compensation Committee Report	34
	Summary Compensation Table	35
	Grants of Plan-Based Awards in 2007	36
	Outstanding Equity Awards at 2007 Fiscal Year-End	37
	Option Exercises and Stock Vested in 2007	37
	Pension Benefits	38
	Nonqualified Deferred Compensation	40
	Potential Payments Upon Termination or Change in Control	42
	Equity Compensation Plans Approved by Stockholders	45
Proposal 2:	Approve a Second Amended and Restated Certificate of Incorporation to Eliminate TCF’s Classified Board Structure and Provide for the Annual Election of Directors	46
Proposal 3:	Advisory Vote on TCF Financial’s Appointment of
	Independent Registered Public Accountants	47
Audit Committee Report		48
Additional Information		49
Appendix I - Proposed Second Amended and Restated Certificate of Incorporation		50

TCF FINANCIAL CORPORATION

200 LAKE STREET EAST, MAIL CODE EX0-03-A

WAYZATA, MN 55391-1693

(952) 745-2760

PROXY STATEMENT

The Board of Directors (the “Board”) of TCF Financial Corporation (“TCF Financial,” “TCF,” or the “Company”) requests your proxy for the Annual Meeting of Stockholders (the “Annual Meeting” or “Meeting”).  The proxy is being solicited on behalf of the Board and TCF Financial.  The Annual Meeting is scheduled as shown below:

Date:	April 23, 2008
Time:	3:00 p.m. local time
Place:	Marriott Minneapolis West
9960 Wayzata Boulevard
St. Louis Park, MN 55426

The mailing address of the principal executive offices of TCF Financial appears at the top of this page.

This proxy statement and the accompanying form of proxy were mailed on approximately March 5, 2008.  There were                                      shares of TCF Financial’s Common Stock (“TCF Stock”) outstanding as of February 25, 2008 (the “Record Date”).

ABOUT THE MEETING

What Proposals are on the Agenda for the Annual Meeting?  Assuming a quorum is present, the proposals on the agenda are:

1.              Elect four Directors, each to serve a one-year term (if Proposal No. 2 is adopted) or a three-year term as a member of Class III (if Proposal No. 2 is not adopted).

2.              Approve a Second Amended and Restated Certificate of Incorporation to eliminate the classified board structure and provide for the annual election of Directors.

3.              Advisory vote on the appointment of KPMG LLP as independent registered public accountants for the fiscal year ending December 31, 2008.

What is the Vote Required for Approval?  For the election of Directors, the four candidates who receive the most votes (a plurality) are elected.  Withholding authority to vote from a Director will have no effect on the voting for the election of the Director.  Broker-voted shares (for which the registered owners provide no instructions) are counted toward the election of Directors; accordingly, abstentions will have the same effect as a vote against the proposal to approve the Second Amended and Restated Certificate of Incorporation.  The affirmative vote of the holders of at least eighty percent (80%) of the total votes eligible to be cast is required to approve the Second Amended and Restated Certificate of Incorporation to eliminate the classified board structure and provide for the annual election of Directors.  The vote on Proposal 3, retaining KPMG LLP as our independent registered public accountants, is merely advisory with no approval criteria.

How is a Quorum Determined?  A majority of the shares of TCF Stock outstanding as of the Record Date must be present in person or by proxy at the Annual Meeting in order to have a quorum.  Broker non-votes (as defined on page 2) of your shares are counted toward the quorum requirement.  If you vote by proxy before the Meeting but decide to withhold authority or abstain on one or more proposals, you are counted as being present at the Meeting and your vote counts toward the quorum requirement but will not be deemed to have been voted in favor of the proposal(s).

Who is Permitted to Vote at the Annual Meeting?  You are entitled to vote at the Annual Meeting if you owned TCF Stock on the Record Date.  Each share of stock you own as of the Record Date entitles you to one vote on each proposal at the Annual Meeting.

How do I (as a Stockholder) Vote?  If your shares of TCF Stock are registered in your name, you can vote by proxy (in advance of the Meeting) by using one of these three options: (1) by Internet; (2) by telephone; or (3) by mail.  If you want to vote by Internet or telephone, follow the instructions on your enclosed proxy card.  If you want to vote by mail, please mark the enclosed proxy card(s) with your instructions and then sign, date and return the card(s) to us in the enclosed return addressed envelope.  The individuals designated as proxies (see page 3) will vote your shares as “for,” “against,” “abstain,” or “withhold” on each proposal as you instruct them to.  If you return your signed proxy card, but do not give any instructions, they will vote “FOR” all proposals.  If any other business comes before the Meeting (and on certain other matters as listed on the accompanying proxy card), they will vote your proxy according to their own judgment.  You can also vote at the Meeting (except stockholders listening via webcast, who do not have voting rights at the Meeting via the webcast).  If your shares are registered in your name, you can bring a completed and signed proxy card to the Meeting and turn it in.

If your shares are held in “street name,” such as by a stock brokerage firm or other institution, you will receive instructions from your broker describing how to vote your shares.

Once I have Voted My Proxy, May I Revoke It and Vote At The Meeting?  Yes, your proxy is revocable and is automatically revoked if you submit a new vote.  You can vote your shares at the Meeting by written ballots available at the Meeting, even if you voted them in advance by proxy.  However, if your shares are held in street name by a stock brokerage firm or other institution, you must receive (or obtain) and bring with you to the Meeting a proxy from them in your name.  Stockholders who listen to the Annual Meeting via the webcast will not be able to revoke proxies at the Meeting via the webcast.

Who Pays for the Expenses of This Proxy Solicitation?  TCF Financial is paying all costs of solicitation.

Will My Broker Vote My Shares if I Do Not Vote?  Yes.  Under the rules of the New York Stock Exchange, Inc. (“NYSE”), brokers who hold your shares in the brokerage firm’s account (in street name) have the authority to vote shares for which they do not receive instructions on all of the proposals at this Annual Meeting.  If you wish to vote shares held in street name at the Meeting, you should contact your broker before the Meeting to obtain a proxy form in your name.

What is the Effect of Broker Non-Votes?  A “broker non-vote” occurs when your broker or other institution holding title to your shares as your nominee (in street name) does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from you.  Generally, if a broker returns a “non-vote” proxy, then the shares covered by such a “non-vote” proxy will be counted as present for purposes of determining a quorum but will not be counted in determining the outcome of the vote on that matter at the Annual Meeting.  However, because the proposal to approve the Second Amended and Restated Certificate of Incorporation requires the affirmative vote of at least 80% of the total votes eligible to be cast, a “non-vote” will have the effect of a vote against that proposal.

May Stockholders Submit Proposals or Nominate Directors for This Meeting?  The deadline for submitting proposals or nominations was February 23, 2008, ten days after TCF Financial provided public notice of the Annual Meeting date.  No stockholder nominations or proposals were submitted by that date.

What is TCF’s Policy on Stockholder Nominations?  Please refer to “Director Nominations” on page 7 for a description.

PROPOSAL 1:  ELECTION OF DIRECTORS

TCF Financial Corporation’s current Restated Certificate of Incorporation divides the Board of Directors into three classes.  Each Director serves for a term ending on the third annual meeting following the annual meeting at which the Director was elected.  If Proposal No. 2 is approved by the shareholders, TCF’s Board of Directors will no longer be classified, and all nominees would be elected to a one-year term, rather than a three-year term.  The current Class III Directors, Messrs. Burwell, Cooper, Cusick, and Scherer, will stand for election at this meeting.  If Proposal No. 2 is approved, Messrs. Burwell, Cooper, Cusick, and Scherer would, upon election, serve for a one-year term.  If Proposal No. 2 is not approved, they would serve for a three-year term as a member of Class III (term expiring 2011).  Whether or not Proposal No. 2 is approved, Directors other than Messrs. Burwell, Cooper, Cusick, and Scherer will continue to serve for the remainder of their existing term (Class I Directors until 2009 and Class II Directors until 2010).  Unless instructed otherwise by the person submitting the proxy, all proxies received will be voted in favor of the Nominees listed in the following chart.  All Nominees agree they will serve if elected.  If any Nominee becomes unable to serve prior to the Annual Meeting, the person to whom your proxy gives the voting rights (Lynn A. Nagorske and/or Gregory J. Pulles) will vote for a replacement nominee.

			Director
Name	Position(s) with TCF Financial:	Age	Since*
NOMINEES FOR ELECTION AS DIRECTORS

Rodney P. Burwell	Director	69	2000
William A. Cooper	Director and Chairman	64	1987
Thomas A. Cusick	Director	63	1988
Peter L. Scherer	Director	44	2003

The Board Unanimously Recommends that You Vote “For” All Nominees.

DIRECTORS WHOSE TERMS DO NOT EXPIRE IN 2008
Class I — Term Expires 2009	Director
William F. Bieber	Director, Vice Chairman and General Counsel	65	1997
Gregory J. Pulles	Director	59	2006
Gerald A. Schwalbach	Director	63	1999
Douglas A. Scovanner		52	2004

Class II — Term Expires 2010
Luella G. Goldberg	Director	71	1988
George G. Johnson	Director	65	1998
Lynn A. Nagorske	Director and Chief Executive Officer	51	1995
Ralph Strangis	Director	71	1991

*  Excludes Director service with subsidiaries, predecessor companies or companies merged with TCF Financial.

Information About Directors and the Board.  Currently, the Board is divided into three classes of equal (or close to equal) size.  Directors serve three-year terms, with one class being elected each year.  The number of Directors on the Board at any given time may range from seven to twenty-five.  Within these limits, the Board sets the number of Directors from time to time.

What Is The Board’s Recommendation On Voting For Directors?  The Board unanimously recommends that TCF Financial stockholders vote “For” all the Nominees listed above.

BACKGROUND OF THE NOMINEES AND OTHER DIRECTORS

The following describes the last five years (or longer) of business experience of the Nominees proposed for election as well as the other Directors whose terms do not expire this year.  There is no family relationship between any of the Nominees, Directors or executive officers of TCF Financial.  TCF National Bank (“TCF Bank”) is a wholly-owned national bank subsidiary of TCF Financial.

NOMINEES FOR ELECTION AT THIS MEETING

RODNEY P. BURWELL has been a Director of TCF Financial since 2000.  He is the founder and former owner of Xerxes Corporation, a leading manufacturer of structural fiberglass products.  Mr. Burwell is the principal owner of a partnership which owns the Silvertree Hotel in Snowmass Village, Colorado and the Madison Concourse Hotel in Madison, Wisconsin.  Mr. Burwell’s other businesses include C&B Investments, which operates a group of John Deere agricultural dealerships; and Pace Analytical Services, Inc., an analytical testing company.  Mr. Burwell is a member of the Board of Fairview Health Services, Opus Northwest, Ameriprise Certificate Company and RiverSource Life Insurance Company of New York.

WILLIAM A. COOPER has been Chairman of the Board of TCF Financial since its formation in 1987.  Mr. Cooper was also the Chief Executive Officer of TCF Financial from 1987 – 2005, and was Chief Executive Officer of TCF Bank, a wholly-owned national bank subsidiary of TCF Financial, until 1993.  Effective December 31, 2005, he retired as an employee and Chief Executive Officer of TCF Financial but continues to serve as non-executive Chairman.  He is also a controlling shareholder of Cooper State Bank, a state bank organized under the laws of the State of Ohio.  Mr. Cooper has been a Director of TCF Financial since its formation in 1987.

THOMAS A. CUSICK has been a Director of TCF Financial since 1988.  He was Chief Operating Officer of TCF Financial from 1997 — 2002 and Vice Chairman from 1993 – 2002.  Prior to 1993, he had been President of TCF Financial since its formation in 1987.  Mr. Cusick also served as Chief Executive Officer of TCF Bank from 1993 – 1996.  Mr. Cusick retired as an executive of TCF Financial effective in 2002.

PETER L. SCHERER has been a Director of TCF Financial since 2003.  Mr. Scherer has been President and CEO of Scherer Bros. Lumber Co., a Minnesota-based retailer and manufacturer of residential building products, since 1995.  He also serves as CEO of Alpine Capital, LLC and New Brighton Capital, LLC, residential construction finance companies, as Chief Partner of Albertville Investments, LLC and as President of S.B. General Partner, Inc., the general partner of Scherer Limited Partnership.

OTHER DIRECTORS (NOT NOMINEES AT THIS MEETING)

WILLIAM F. BIEBER has been a Director of TCF Financial since 1997.  Mr. Bieber is Chairman of the Board and owner of Acrometal Companies, Inc., a Minnesota-based organization supplying various products to the commercial and industrial marketplace.  In addition, Mr. Bieber is the owner and President of Acrometal Management Corporation, and owner of AcroTech Industries, Inc., a Texas-based operation supplying various products and services to the commercial and industrial marketplace.

LUELLA G. GOLDBERG has been a Director of TCF Financial since 1988.  She has been a Director of Hormel Foods Corporation since 1993, and served as a Director of Reliastar Financial Corp. from 1976 until 2000.  In 2001, she was elected to the Supervisory Board of ING Group, Amsterdam, the Netherlands, which acquired Reliastar Financial Corporation in 2001.  In addition, she became a Director of Communications Systems, Inc. in 1997, and served on the Board of Hector Communications Corporation from 2002—2006.

GEORGE G. JOHNSON has been a Director of TCF Financial since 1998.  He is Managing Director of George Johnson & Company, a Certified Public Accounting firm.  Mr. Johnson is a Certified Public Accountant.

LYNN A. NAGORSKE was elected Chief Executive Officer (“Principal Executive Officer”) by the Board effective January 1, 2006.  Mr. Nagorske was the Chief Operating Officer of TCF Financial from 2002 – 2005.  He was President of TCF Financial from 1993 – 2005 and has been a Director of TCF Financial since 1995.  He has also held various other positions with TCF Financial and TCF Bank:  Chief Executive Officer of TCF Bank (1997 – 1999); and Chief Financial Officer of TCF Financial (1987 – 1995).

GREGORY J. PULLES was elected to the Board in July 2006.  He has been the General Counsel of TCF Financial since its formation in 1987, Secretary of TCF Financial since 1989, and a Vice Chairman of TCF Financial since 1993.  Mr. Pulles has been an Executive Vice President of TCF Bank since 1989.  He has also held various other positions with TCF Bank:  Secretary (1989 – 1995) and General Counsel (1985 – 1993).

GERALD A. SCHWALBACH has been a Director of TCF Financial since 1999.  Mr. Schwalbach is currently the Chairman of the Board of Spensa Development Group, LLC, and related companies, all of which are engaged in the real estate business.  Prior to June 30, 2003, Mr. Schwalbach was Chairman of the Board of Two S Properties, Inc., Superior Storage I, LLC, and related companies.  Since 1997, he has been a Director of C.H. Robinson Worldwide, Inc., a logistics and transportation company.  He was a Director of BORN Information Systems, Inc., a computer consulting firm, from 1998 to 2004.

DOUGLAS A. SCOVANNER has been a Director of TCF Financial since June 2004.  Mr. Scovanner has been Executive Vice President and Chief Financial Officer of Target Corporation since 2000.  He was Senior Vice President and Chief Financial Officer of Target Corporation from 1994 – 2000.  Before joining Target Corporation, he was Senior Vice President of Finance for Fleming Companies, Inc.  He also served as Vice President and Treasurer of Coca-Cola Enterprises, as well as various positions with The Coca-Cola Company.

RALPH STRANGIS is a founding member of the Minneapolis law firm of Kaplan, Strangis and Kaplan, P.A. Mr. Strangis is also a director of Exante Bank, Inc., an affiliate of UnitedHealth Group; Sit Investments Associates, Inc.; and Cooper State Bank.  He has been a Director of TCF Financial since 1991.

Committee Membership.  The business, property and affairs of TCF Financial are managed by or under the direction of the Board.  The Board met four times in 2007.  All Board members are encouraged to attend Committee meetings.  The following chart identifies the standing Board Committees (those which meet regularly) including those with audit, compensation, and nominating responsibilities, the members of each standing Committee and the number of meetings held in 2007.  In addition, there was a duly-elected Executive Committee of the Board consisting of William Cooper, Lynn Nagorske, Ralph Strangis, and Luella Goldberg; however the Executive Committee did not meet during 2007.  The Board of Directors has affirmatively determined that all members of the Audit Committee and the Compensation/Nominating/Corporate Governance Committee are independent.  (See pages 10—11 of this proxy statement.)

Board Committee Memberships and Meetings in 2007

Committee Name	Members	Principal Responsibilities	Number of Meetings
Audit	Gerald A. Schwalbach*, Chairman George G. Johnson* Peter L. Scherer** Douglas A. Scovanner*	• Relations with internal and external accountants • Reviewing audit functions andcontrols • Reviewing financial reporting • Reviewing asset quality • Overseeing compliance	7

Shareholder Relations/De Novo Expansion Committee	Douglas A. Scovanner, Chairman William F. Bieber Rodney P. Burwell Thomas A. Cusick Luella G. Goldberg George G. Johnson*** Peter L. Scherer Gerald A. Schwalbach Ralph Strangis	• Reviewing De Novo banking strategy • Reviewing criteria to select branch sites • Reviewing branch profitability • Reviewing stock buyback program • Reviewing stock dividend recommendations • Reviewing merger and acquisition activity • Increasing stockholder value	7

Compensation/ Nominating/Corporate Governance	Ralph Strangis, Chairman William F. Bieber Rodney P. Burwell Luella G. Goldberg Gerald A. Schwalbach	• Recommending and approving personnel-related items • Awarding stock options and stock grants • Executive compensation • Director nominations • Corporate Governance supervision	4

*	Mr. Johnson, Mr. Scovanner, and Mr. Schwalbach have been designated as Audit Committee financial experts.
**	Mr. Scherer resigned from the Audit Committee in July 2007.
***	Mr. Johnson was appointed to the Shareholder Relations/De Novo Expansion Committee in July 2007.

Director Attendance.  During 2007 all Directors attended at least 75% of the meetings of the Board and of the committees on which they serve.  TCF requests Directors to attend the Annual Meeting if their schedules permit.  The general practice on Board attendance at the Annual Meeting has been that the Directors standing for election attend the Meeting, as well as others whose schedules permit them to attend.  Eight Directors attended the 2007 Annual Meeting.

CORPORATE GOVERNANCE

TCF has established and operates within a comprehensive plan for Board membership/Director independence, committee membership, and ethical conduct.  TCF’s Corporate Governance guidelines may be accessed via the TCF website at www.tcfbank.com (click on “About TCF,” then click on “Corporate Governance”) or may be obtained from TCF’s Corporate Secretary at the TCF address on page 1.  Included in these corporate governance guidelines are the definitions used for determining whether a director is independent.

TCF’s corporate governance is designed to be within the mainstream for our industry.  TCF has a small to medium-sized Board that meets quarterly in January, April, July, and October.  TCF’s Board has four committees: Audit, Compensation/Nominating/Corporate Governance, Shareholder Relations/De Novo Expansion, and an Executive Committee.  Directors are elected by a plurality vote, typically achieving more than a substantial majority of the votes cast.

Director Nominations.  The Nominating Committee of the Compensation/Nominating/Corporate Governance Committee of the Board is responsible for Director nominations.  This Committee consists entirely of independent Directors as determined by the Board under applicable rules.  The Committee’s charter is included in the Compensation/Nominating/Corporate Governance Committee Charter which is available at www.tcfbank.com (click on “About TCF,” then click on “Corporate Governance”) or may be obtained from TCF’s Corporate Secretary at the TCF address on page 1.  The Committee will seek out nominees for new Directors as vacancies become available using the following criteria:  A majority of the Directors must be independent, as determined by the Board under applicable rules; nominees shall possess expertise in general business matters and in such other areas as are relevant to Committees on which they are expected to serve (such as financial expertise, for Directors expected to serve as Audit Committee members); and nominees shall be individuals with the background, character, skills and expertise such that they will meaningfully contribute to the success of the Company and its operations.  Stockholders may submit nominations to the Committee for consideration at next year’s Annual Meeting prior to the deadlines set forth on page 49.  Any such nomination should include the information specified in Article II, Section 13 of the Bylaws, a copy of which may be obtained from the Corporate Secretary at the TCF address on page 1.  Nominations should be mailed to the attention of the Compensation/Nominating/Corporate Governance Committee c/o TCF’s Corporate Secretary at the TCF address on page 1.  The Committee will evaluate all recommended nominees based on the criteria set forth above, and especially based on whether they will meaningfully contribute to the success of the Company and its operations.  TCF has not, to date, paid any fees to any firm in connection with locating or evaluating any Director candidates.

Communications with Directors.  TCF’s process for communications with Directors is as follows:  All communications should be in writing and sent to the Directors, to the Chair of the Compensation Committee as presiding Director, or to a specified Director, c/o TCF’s General Counsel/Corporate Secretary at the TCF address on page 1.  An interested party desiring to communicate directly with the non-management Directors should follow the same process, but address the communication to “Non-Management Directors of TCF.”  Each communication is required to include information allowing TCF to verify the sender and the sender’s status as well as contact information for the sender (stockholder name, tax identification number (if applicable), address and phone number).  Only interested parties who identify the nature of their interest in TCF will be entitled to communicate directly with Directors.  Communications requiring special expertise will be forwarded to the Chair of the relevant Board Committee.  All communications will be initially reviewed by an internal TCF response team which will screen the communication for appropriateness.  If the communication is deemed not viable, the team will notify the sender promptly.  For viable communications, the team will conduct research and provide it to the Director(s) to whom the communication is directed, along with the communication.  Directors will be advised of all communications received, including those deemed not viable, and all non-management Directors will receive a copy of any communication addressed to them.  Directors will generally respond to all viable communications within six months, although in some circumstances additional time may be required.

Regular Separate Non-Management Director Meetings.  The non-management Directors, all of whom except Messrs. Cooper and Cusick are independent under the rules of the NYSE, meet independently in executive sessions on the same days as and immediately after the regularly scheduled meetings of the Board.  The Chair of the Compensation Committee presides at these meetings.  Once a year the session is limited to independent Directors.

Code of Ethics.  TCF has adopted a Code of Ethics that applies to TCF’s principal executive officer, principal financial officer, and principal accounting officer (the “Senior Financial Management Code of Ethics”), and a code of ethics for officers, employees, and Directors generally (“Code of Ethics”). Copies of both Codes are available from TCF’s Corporate Secretary at the TCF address on page 1 of this proxy statement and are posted on the Corporate Governance section of the TCF website at www.tcfbank.com (click on “About TCF,” then click on “Corporate Governance”).  Waivers of either Code for Directors or executive officers will be posted on that website as well as changes or updated copies, as required.  To date, TCF has not issued any waivers of either Code.

Compensation/Nominating/Corporate Governance Committee Charter.   All members of the Compensation/ Nominating/Corporate Governance Committee are listed on page 6 and are independent under the standards outlined on page 11.  The Compensation/Nominating/Corporate Governance Committee operates under a formal charter that may be accessed via the TCF website at www.tcfbank.com (click on “About TCF,” then click on “Corporate Governance”) or may be obtained from TCF’s Corporate Secretary at the TCF address on page 1.

Scope of Authority of Compensation Committee.  The Compensation Committee is one of the three component Committees under the Compensation/Nominating/Corporate Governance Committee.  Full authority is delegated from the Board to the Committee to act on the following matters without Board approval:

•                  Approval of “Compensation Discussion and Analysis” section of proxy statement

•                  Review of the overall adequacy, effectiveness and compliance of benefit programs

•                  Review of pay plans to ensure that they are consistent with the Company’s stated compensation philosophy

•                  Review of the performance of executive officers

•                  Approval of long-term and short-term incentive plans and goals for executive officers of TCF Financial

•                  Approval of incentive awards and salary for TCF Financial executive officers

•                  Approval of severance agreements and employment contracts (including change in control provisions) for executives and officers of TCF Financial Corporation, except that any employment contract or severance contract for the CEO shall be approved by the full Board.

•                  Review of executive perquisites for executives of TCF Financial

•                  Approval of an annual summary of CEO perquisites

•                  Supervision of the Administration of the Pension Plan and TCF Employees Stock Purchase Plan

•                  Approve amendments as needed (except where the Plan requires full Board approval)

•                  Selection of the trustee, funding agents, investment managers and other similar asset managers for the trust funds

•                  As the Advisory Committee for the TCF Employees Stock Purchase Plan, directing the vote of shares for which participants in the Plan do not provide direction

•                  Exercise of all other administrative and interpretive authority under the Plans

•                  Exercise of all other responsibilities as provided in the Plans

•                  Supervision of the Administration of the Deferred Compensation Plans, Supplemental Employee Retirement Plan, and the Incentive Stock Program

•                  Approval of amendments as needed

•                  Issuance of awards (generally restricted stock grants)

•                  Exercise of all other administrative and interpretive authority under the Plan

•                  Exercise of all other responsibilities as provided in the Plans

•                  Supervision of the Administration of the Directors Plans

•                  Approval of amendments as needed

•                  Issuance of awards under the Directors Stock Program

•                  Exercise of all other administrative and interpretive authority under the Plan

•                  Exercise of all other responsibilities as provided in the Plans

Authority is delegated to the Compensation Committee to review the following matters and to recommend proposals for action by the full Board:

•                  Election of officers

•                  Compensation and employment contracts for the CEO of TCF Financial Corporation, including change in control arrangements

•                  Management Succession Plans for TCF Financial Corporation

Delegation of Authority by Compensation Committee.  The Compensation Committee may form subcommittees from time to time and may delegate such duties and authority to the subcommittee(s) as the Committee approves.  To date the Committee has established independent sub-committees from time to time for purposes of Internal Revenue Code (“IRC”) Section 162(m) (“million dollar cap”) and Rule 16b-3 of the Securities and Exchange Act of 1934, as amended, consisting of Committee members who meet applicable independence requirements.  Whenever the following discussion deals with performance-based compensation, references to the Compensation Committee mean the Independent Subcommittee established under IRC Section 162(m).

Consultants.  The Compensation Committee has authority to retain consulting firms for the purpose of evaluating Director, CEO, or executive compensation, but to date it has not done so.  TCF from time to time retains Towers Perrin to provide advice and peer group information to assist in developing stock award terms, incentive compensation plans, and overall compensation amounts.

Committee’s Process For Determining Executive Compensation.  The Committee meets regularly four times per year in January, April, July, and October, and occasionally has additional special meetings as needed.  Each year in January the Committee considers whether any executive salaries should be increased and determines the target range for annual executive bonuses for that year.  The Chief Executive Officer makes recommendations on compensation for other (non-CEO) compensation.  The Committee also considers at that time if any executive stock grants should be made, bearing in mind the goal of always having a substantial performance earnings opportunity on a 3-5 year time horizon.  After the year is completed, the independent Committee certifies the performance level achieved and any performance-based compensation earned.

Compensation Committee Interlocks and Insider Participation.  Directors who served on the Compensation Committee in 2007 were Messrs. Strangis, Bieber, Burwell, Schwalbach, and Ms. Goldberg.  None of these Directors has ever served as an officer or employee of TCF or any of its subsidiaries and the Board determined that all of them were independent for 2007 under the rules of the NYSE.  Certain transactions between TCF and Directors Bieber, Burwell, Goldberg, Schwalbach, and Strangis are disclosed on page 10 under the caption “What Transactions Were Considered Non-Material?”.

Audit Committee Charter.  The Audit Committee operates under a formal charter that may be accessed via the TCF website at www.tcfbank.com (click on “About TCF,” then click on “Corporate Governance”), or may be obtained from TCF’s Corporate Secretary at the TCF address on page 1.

DIRECTOR INDEPENDENCE

How Does the Board Determine Which Directors Are Independent?  NYSE Rule 303A (the “NYSE Rule”), relating to corporate governance and director independence, requires the Board of Directors of TCF (and all other NYSE-listed companies) to have a majority of independent Directors, and requires the Board to make an affirmative determination that a Director has “no material relationship” with TCF in order for the Director to qualify as independent.  The NYSE Rule, as incorporated into the regulations of the Securities and Exchange Commission (“SEC”), identifies certain transactions or relationships which automatically disqualify a Director from being independent.  In the case of transactions or relationships with a Director’s business, annual payments of more than the greater of $1,000,000 or 2% of the gross revenues of the director’s business are automatically disqualifying.

The Board of Directors adopted the following categorical standards, as permitted by the NYSE Rule.  Transactions or relationships falling within a categorical standard are deemed automatically to be non-material.

•                  Regulation O-approved Commercial Loans from TCF Bank to a Director’s Business.  Loans from TCF Bank or a subsidiary to a Director’s company are not material if they are not automatically disqualifying under the NYSE Rule, are subject to approval under Regulation O of the Federal Reserve Board, and TCF has not classified them as being in default.

•                  Transactions or Relationships Which Are Beneath Certain Thresholds and Are Not Automatically Disqualifying.  Transactions or relationships between TCF and a Director and/or the Director’s business are not material if they are not automatically disqualifying under the NYSE Rule, and the transaction (including employment) amounts are not in excess of $120,000 in a calendar year. (Prior to 2006, this threshold was generally five percent of the gross revenues of the Company or of the Director’s company.)

•                  Retail Banking Relationships: Home Mortgages, Consumer Loans and Retail Deposit Accounts.  Home mortgages, consumer loans and retail deposit accounts at TCF for a Director or immediate family members of the Director are not material if they are not automatically disqualifying under the NYSE Rule and are on ordinary retail consumer terms and conditions.

•                  Stockholder Ownership under 10%; Limited Partnerships; Service as Executive Officer.  A Director’s ownership of less than 10% equity interest in a company, or a limited partnership interest in a company, is not sufficient to cause the company to be considered as an indirect interest of the Director for purposes of determining material business relationships between the Director and TCF.  However, a Director’s service as executive officer of a company is sufficient to cause the company to be considered as an indirect interest of the Director for purposes of determining material business relationships between the Director and TCF, even if the Director has ownership of less then 10% equity interest in a company.

What Transactions Were Considered Non-Material?  During 2005-07, TCF had certain transactions or business relationships with certain Directors, all of which come within one or more of the categorical standards or were otherwise determined to be not material.

Regulation O-Approved Loans and Consumer Banking Accounts.  TCF allows Directors’ companies to enter into commercial loans, leases and deposit accounts with TCF, and also allows Directors and their immediate family members to enter into home mortgages, in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons as long as they do not contain more than the normal risk of collectibility or present other unfavorable features.  All such loans and leases are approved as required by Regulation O of the Federal Reserve Board.  The following items were reviewed by the Board and determined to be not material, based on the categorical standards listed earlier, and are not required to be reported in the proxy statement under applicable regulations.

The following Directors have companies that have, or during 2005-07 had, commercial loans or leases with TCF:  Mr. Bieber, Mr. Scherer, and Mr. Strangis.  The following Directors have companies or affiliated entities that have commercial deposit accounts with TCF: Mr. Burwell, Mr. Scherer, and Mr. Strangis.

The following Directors have, or during 2005-07 had, consumer banking deposit accounts at TCF, all of which are on ordinary retail terms:  Mr. Burwell, Mr. Cooper, Mr. Cusick, Ms. Goldberg, Mr. Johnson, Mr. Nagorske, Mr. Pulles, Mr. Scherer, Mr. Scovanner, and Mr. Strangis.

Other Business Relationships.  Silvertree Hotel of Snowmass Limited Partnership (“Silvertree Hotel”) provided lodging services to TCF for a business retreat in 2005.  Director Burwell is the principal owner of a partnership which owns the Silvertree Hotel.  Total fees received by Silvertree Hotel in 2005 were not large enough to require disclosure in the proxy statement under applicable regulations.  The relationship qualified as non-material under the TCF categorical standards and thus was deemed to not compromise Mr. Burwell’s independence.  There were no fees paid to Silvertree Hotel in 2006 or 2007.

During 2005-07, the firm of Kaplan, Strangis and Kaplan, P.A. (“KSK”) provided legal services to TCF (including its subsidiaries).  Director Strangis is a member of the firm of KSK.  Total fees paid by TCF to KSK in 2005 were not large enough to require proxy statement disclosure under then-applicable regulations of the SEC.  TCF paid KSK fees of $322,570 in 2006, and $340,926 in 2007 for legal services, which in each case was less than five percent of the firm’s gross revenues.  During 2005-07, CTS Corporate Travel Solutions (“CTS”) provided certain travel-related services to TCF (including its subsidiaries).  Grace Strangis, the spouse of Director Ralph Strangis, is an officer, director and minority stockholder of CTS.  Total payments to CTS by TCF in 2005 were not large enough to require disclosure under then-applicable regulations of the SEC, both separately and when combined with payments to and revenues of KSK.  TCF made payments to CTS of $169,420 in 2006 and $140,167 in 2007 for travel related services, which in each case was less than five percent of the CTS’ gross revenues.  In January 2007 and January 2008, the Board of Directors (with Director Strangis abstaining) reviewed these business relationships and concluded they were not significant, were consistent with the range of payments from TCF to KSK and CTS in prior years and that they did not constitute a material relationship that would compromise Director Strangis’ independence.  The Board of Directors periodically reviews these longstanding and ongoing business relationships and considers the amounts and terms of the arrangements to be reasonable and appropriate for the services provided.

Several Directors are investors in Cooper State Bank, a state bank organized under the laws of Ohio, of which Mr. Cooper is controlling shareholder and Mr. Strangis was an organizer.  In addition to Mr. Cooper, Mr. Burwell, Ms. Goldberg, Mr. Pulles, Mr. Schwalbach, Mr. Strangis, and certain members of TCF’s current and former management are shareholders in the Bank.  One current and one former member of TCF’s management are directors of Cooper State Bank.  In January 2008, the Board (with each affected Director abstaining from his or her own determination) determined these relationships involving Cooper State Bank are not material and do not compromise the independence of Directors Burwell, Goldberg, Schwalbach, or Strangis because these transactions are not with TCF, Cooper State Bank is not a competitor of TCF (its market area does not overlap TCF’s), and Mr. Cooper has retired as TCF’s Chief Executive Officer.

Which Directors are Independent?  The NYSE evaluation of director independence is based on a three-year look-back period.  On the basis of the foregoing categorical standards and review of the transactions and relationships between Directors and TCF over the years 2005-07, the Compensation/Nominating/Corporate Governance Committee and the Board of Directors affirmatively determined in January 2008 that the following Directors have no material relationship with TCF and are considered to be independent:  Mr. Bieber, Mr. Burwell, Ms. Goldberg, Mr. Johnson, Mr. Scherer, Mr. Schwalbach, Mr. Scovanner, and Mr. Strangis.  The Board of Directors determined that the following Directors are not independent:  Mr. Cooper (TCF’s former Chief Executive Officer), Mr. Nagorske (currently TCF’s Chief Executive Officer), Mr. Pulles (currently TCF’s Vice Chairman and General Counsel), and Mr. Cusick (TCF’s former Chief Operating Officer), because current executives, recently-retired executives, and executives receiving compensation for prior services are deemed to be non-independent under the NYSE Rule.

Related Party Transaction Approval Process.  TCF’s Code of Ethics requires Directors to avoid conflicts of interest transactions.  TCF’s General Counsel reviews proposed transactions for compliance with Regulation O (if applicable) and determines which ones should be submitted to the Board of Directors of TCF Bank and/or TCF Financial for review.  The Boards of Directors are responsible for reviewing any transactions submitted to them for approval, denial, ratification, or termination.

COMPENSATION OF DIRECTORS

The following table shows TCF’s compensation for outside Directors in 2007 including cash compensation and other non-cash expense.  Inside Directors (Nagorske and Pulles) receive no additional compensation for their service as directors.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Bieber, William	$ 26,000	$ 20,053		$ 20,000	$ 0	$ 66,053
Burwell, Rodney	$ 26,500	$ 20,053		$ 20,000	$ 0	$ 66,553
Cooper, William	$ 44,000	$ 2,890,613	(2)	$ 20,000	$ 5,000	$ 2,959,613
Cusick, Thomas	$ 26,000	$ 20,053		$ 20,000	$ 0	$ 66,053	(5)
Goldberg, Luella	$ 28,000	$ 20,053		$ 20,000	$ 10,000	$ 78,053
Johnson, George	$ 32,000	$ 20,053		$ 20,000	$ 10,000	$ 82,053
Scherer, Peter	$ 27,000	$ 20,053		$ 20,000	$ 6,250	$ 73,303
Schwalbach, Gerald	$ 53,000	$ 20,053		$ 20,000	$ 10,000	$ 103,053
Scovanner, Douglas	$ 53,000	$ 20,053		$ 20,000	$ 0	$ 93,053
Strangis, Ralph	$ 48,000	$ 20,053		$ 20,000	$ 15,000	$ 103,053

(1)   Consists of restricted stock award expense in 2007 of a three-year restricted stock grant of 2,389 shares covering the years 2006-08 to each Director shown in the chart.  TCF’s accounting policy for stock-based compensation is described in Note 1 to TCF Financial’s Consolidated Financial Statements included in the Annual Report on Form 10-K for the year ended December 31, 2007.  Dividends are paid on the shares at the regular rate paid to stockholders.  Based on TCF’s achievement of more than 20% return on tangible equity (“ROTE”) in 2006 and 2007, one-third of this award vested for each outside Director in January 2007 and one-third vested in January 2008.  The total grant date fair market value of each of the 2,389 share awards is $60,158, based on the grant date fair market value of $25.1814 per share.

(2)   Consists of restricted stock award expense in 2007 for the following stock awards: 2,389 shares awarded in 2006 to all outside Directors as described in the previous footnote and 300,000 shares awarded to Mr. Cooper in 2005 in connection with his transition to Chairman-only status (“Chairman’s Stock Award”), one-third of which was earned for fiscal 2006 and another one-third was earned for fiscal 2007 as a result of TCF’s achievement of greater than 20% ROTE in 2006 and 2007.  The Chairman’s Stock Award will vest January 1, 2009 subject to Mr. Cooper continuing to serve as Chairman through that date or in the case of a change in control.  Dividends are paid on all unvested shares at the regular rate paid to stockholders.  TCF’s accounting policy for stock-based compensation is described in Note 1 to TCF Financial’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2007.

(3)   Consists of retirement benefits earned during 2007.  This amount is forfeited if a Director does not complete at least five years of Board service (excluding service while an employee of TCF).  There were no above market nonqualified deferred compensation earnings in 2007.

(4)   Consists of matching charitable gift contributions by TCF on behalf of Directors.

(5)   This amount does not include distribution of $1,646,413 that Mr. Cusick received in 2007 as distributions from non-Director TCF benefit and deferred compensation plans.

Material Information Regarding Directors’ Compensation.

•                  Cash compensation (which may be deferred and invested in TCF Stock):

•                  Annual Retainer – $20,000; Committee Chairs and Chairman receive an additional $20,000 annual retainer fee

•                  Board Meetings – $1,000/meeting

•                  Committee Meetings – $500/meeting ($1,000/meeting for Audit Committee members)

•                  Stock Grant Program:

•                  Periodically, but not more often than every three years, Directors receive TCF Stock grants equal to three times their annual base retainer: (excludes higher retainer for committee chairpersons) ($20,000 x 3 = $60,000).

•                  The number of shares granted is determined by dividing three times the annual retainer fee by the price of TCF Stock on the grant date.

•                  The stock vests over a minimum of three years.

•                  One-third of the shares will vest in each year that TCF Financial’s return on tangible equity exceeds 20%.

•                  Dividends are paid on unvested shares at the same rate as regular dividends to TCF stockholders.

•                  Once all shares vest or expire, new grants are made.

•                  Unvested shares will vest if a change in control occurs.

•                  Directors’ Retirement Plan:

•                  Directors with five or more years of service as an outside Director receive a retirement benefit.

•                  After five years, Directors are 50% vested with an additional 10% vesting each year thereafter until the tenth year when they are 100% vested.  The amount of the annual benefits is the vested percentage times the annual Board retainer (currently $20,000) in effect at retirement.

•                  Benefits become 100% vested if a change in control occurs.

•                  The benefit is paid for a number of years equal to the Director’s length of service on the Board.

•                  Directors Deferred Plan:

•                  Fees and stock grants may be deferred until service ends on the Board.

•                  All deferred fees are invested in TCF Stock.

•                  Dividends (market rate) are accumulated and invested in TCF Stock.

•                  Distributions for pre-2005 accounts are in installments or lump sum, as elected by the Director.  For accounts accumulated in 2005 and after, all distributions are in a lump sum.

•                  Indemnification rights are provided to Directors under TCF Financial’s Articles of Incorporation and Bylaws, to the extent authorized under Delaware General Corporation Law and TCF maintains Directors and Officers Insurance.

•                  TCF pays for travel and other expenses of TCF Directors to attend Board meetings as a business expense.

•                  TCF typically holds one Board meeting per year (the “Annual Board Retreat”) at a remote location within or outside the U.S. and pays Directors’ travel and lodging expenses incurred in connection with the meeting, as well as those of the Directors’ spouses.

Provisions of the Chairman’s Agreement (Non-Executive)

Terms of the Agreement under which Mr. Cooper is serving as non-employee Chairman from 2006-08 are:

•                  No salary or bonus.

•                  Regular outside Directors fees: $20,000 annual retainer, additional $20,000 Chairman’s retainer, plus regular per-meeting fees paid to all Directors.

•                  Regular Directors’ stock grant: one-time grant equal to three times annual retainer to vest 1/3 each year TCF achieves more than 20% ROTE.

•                  Office available at TCF headquarters between meetings for use at his discretion.

•                  Business expenses: reimbursement per standard TCF policy and practice for Directors.

•                  Non-compete: the non-competition covenant in Mr. Cooper’s previous employment agreement continues in effect during his service as Chairman.

•                  Use of TCF plane upon request per TCF policy for business use only (personal use not permitted).

•                  Club dues and fees: TCF pays no club dues or fees.

•                  Excise tax cost reimbursement and stock vesting upon a change in control.

•                  Chairman’s Stock Award of 300,000 shares vest on January 1, 2009 with 1/3 earned for each year in 2006-2008 in which greater than 20% ROTE is achieved or in the event of change in control.

Outstanding Equity Awards of Outside Directors at December 31, 2007

Name	# Stock Options	# Shares Unvested Restricted Stock (1)		Market Value of Unvested Shares ($)(4)
Bieber, William	0	1,593		$ 28,562
Burwell, Rodney	0	1,593		$ 28,562
Cooper, William	0	569,043	(2)	$ 10,202,941	(2)
Cusick, Thomas	0	88,269	(3)	$ 1,582,663	(3)
Goldberg, Luella	0	1,593		$ 28,562
Johnson, George	0	1,593		$ 28,562
Scherer, Peter	0	1,593		$ 28,562
Schwalbach, Gerald	0	1,593		$ 28,562
Scovanner, Douglas	0	1,593		$ 28,562
Strangis, Ralph	0	1,593		$ 28,562

(1)        Consists of the Directors’ stock awards covering the years 2006-08 as described in footnote (1) to the Director Compensation table on page 12.

(2)        Consists of his Directors’ stock award of 2,389 shares, of which 1,593 were unvested, covering the years 2006-08 as described in footnote (1) to the Director Compensation table on page 12, his Chairman’s Stock Award of 300,000 shares as described in footnote (2) to the Director Compensation table on page 12, and 267,450 shares remaining from a performance-based stock award made while he was Chief Executive Officer (see “Year 2000 Stock Award” on page 28 for details).  The Year 2000 Stock Award shares vested in January 2008.

(3)        Consists of his Director’s stock award of 2,389 shares, of which 1,593 were unvested, covering the years 2006-08 as described in footnote (1) to the Director Compensation table on page 12 and 86,676 shares remaining from a performance-based stock award made while he was an executive with the Company (see “Year 2000 Stock Award” on page 28 for details).  The Year 2000 Stock Award vested in January 2008.

(4)        Consists of the number of unvested shares shown in the previous column, multiplied by the closing stock price on December 31, 2007, the last business day of 2007, of $17.93 per share.

TCF STOCK OWNERSHIP OF DIRECTORS, OFFICERS AND 5% OWNERS

The following chart shows ownership as of January 31, 2008 (except as indicated in footnote (5)) of TCF Stock by those indicated.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(4)		% of Shares Outstanding (2)
Directors and Nominees who are not Named Executives:
William F. Bieber.	909,489	(6)	*
Rodney P. Burwell	185,808	(6)	*
William A. Cooper	3,718,467	(7)	3.0%
Thomas A. Cusick	688,117	(7)	*
Luella G. Goldberg.	222,537	(6)	*
George G. Johnson	65,004		*
Peter L. Scherer	12,129		*
Gerald A. Schwalbach	157,429	(6)(7)	*
Douglas A. Scovanner	12,790		*
Ralph Strangis	120,403	(6)	*
Named Executives:
Lynn A. Nagorske	1,227,491	(7)	1.0%
Thomas F. Jasper	39,178		*
Neil W. Brown	321,107		*
Gregory J. Pulles	589,153		*
Timothy P. Bailey	397,886	(7)	*
All Directors, Nominees and Executive Officers combined
(27 persons, including those named above)	9,996,969	(3)(6)(7)	8.0%

5% beneficial owners

JPMorgan Chase & Co. 270 Park Avenue New York, NY 10017	6,538,443	(5)	5.1%

Barclays Global Investors 45 Fremont Street San Francisco, CA 94105	6,986,833	(5)	5.5%

Advisory Committee of TCF Employees Stock Purchase Plan c/o General Counsel TCF Financial Corporation 200 Lake Street East Mail Code EX0-03-A Wayzata, MN 55391-1693	7,201,363	(6)	5.7%

* Represents 1.0% or less of the outstanding common stock of the class.

(1)   All shares are directly owned or purchasable by options exercisable within 60 days after January 31, 2008, and the person indicated has sole voting and dispositive power, except as indicated in the following footnotes.  Includes shares beneficially owned by family members who share the person’s household, with respect to which shares the indicated person disclaims any beneficial ownership, as follows: Mr. Bieber, 14,000 shares; Mr. Brown,  12,000 shares; Mr. Burwell, 58,000 shares; Mr. Cooper, 23,733 shares; Ms. Goldberg, 10,000 shares; Mr. Pulles,

11,160 shares; and all Directors, nominees and executive officers combined, 173,113 shares.

(2)   Each amount showing the percentage of outstanding shares owned beneficially has been calculated by treating as outstanding and owned the shares which could be purchased by the indicated person upon the exercise of existing options within 60 days after January 31, 2008.

(3)   Includes shares which could be purchased upon the exercise of existing options within 60 days after January 31, 2008.  As of January 31, 2008, there were 99,000 options outstanding for all executive officers combined.

(4)   Includes whole shares of TCF Stock allocated to accounts in the TCF Employees Stock Purchase Plan, for which the Named Executives and certain Directors have shared voting power as follows:  Mr. Bailey, 24,820 shares; Mr. Brown, 5,876 shares; Mr. Jasper, 5,536 shares; Mr. Nagorske, 60,484 shares; Mr. Pulles, 48,036 shares; and all Directors, nominees and executive officers combined, 338,985 shares.  Also includes whole shares of TCF Stock in the trust for the ESPP Supplemental Plan (as defined on page 31), for which the Named Executives do not have voting power, as follows:  Mr. Bailey, 17,218 shares; Mr. Brown, 19,894 shares; Mr. Jasper, 1,420 shares; Mr. Nagorske, 62,072 shares; Mr. Pulles, 48,190 shares; and all Directors, nominees and executive officers combined, 232,930 shares.  Also includes whole shares of TCF Stock (vested and unvested) in the trust for the TCF Financial Executive Deferred Compensation Plan or the TCF Financial Directors Deferred Compensation Plan for which the Directors or Named Executives do not have voting power, as follows: Mr. Bailey, 216,159 shares; Mr. Bieber, 53,689 shares; Mr. Brown, 162,026 shares; Mr. Burwell, 12,808 shares; Mr. Cooper, 6,210; Mr. Cusick, 319,536 shares; Ms. Goldberg, 141,873 shares; Mr. Johnson, 52,863 shares; Mr. Nagorske, 436,766 shares; Mr. Pulles, 321,580 shares; Mr. Scherer, 11,129 shares; Mr. Strangis, 52,403 shares; Mr. Schwalbach, 19,306 shares; Mr. Scovanner, 10,490 shares; and all Directors, nominees and executive officers combined, 2,059,477 shares.

(5)   Beneficial ownership of shares by JPMorgan Chase & Co. is in the following manner:  sole voting power – 4,272,109 shares; shared voting power – 6,033 shares; sole dispositive power – 6,459,466 shares; shared dispositive power – 20,078 shares.  The foregoing information is based upon the Form 13G filed with the SEC by JPMorgan Chase & Co. on January 29, 2008.  Information is as of December 31, 2007.  Beneficial ownership of shares by Barclays Global Investors is in the following manner:  sole voting power – 6,414,988 shares; shared voting power – 0 shares; sole dispositive power – 6,986,833 shares; shared dispositive power – 0 shares.  The foregoing information is based upon the Form 13G filed with the SEC by Barclays Global Investors on February 6, 2008.  Information is as of December 31, 2007.

(6)   The Advisory Committee for the TCF Employees Stock Purchase Plan has shared voting power with participants of all allocated shares in the Plan.  Advisory Committee members disclaim ownership of these shares.  Information on the table as to shares beneficially owned by Ms. Goldberg, and Messrs. Bieber, Burwell, Schwalbach, and Strangis, does not include any shares beneficially owned by the Advisory Committee.

(7)    Includes shares pledged as collateral for loans undertaken by Directors or Named Executives as follows:  Mr. Bailey, 20,000 shares; Mr. Cooper, 3,208,502 shares; Mr. Cusick, 100,000 shares; Mr. Nagorske, 251,592 shares; Mr. Schwalbach, 67,530 shares; and all Directors, nominees, and executive officers combined, 3,756,348 shares.

Were All Stock Ownership Reports Timely Filed by TCF Financial Insiders? (Section 16(a) Beneficial Ownership Reporting Compliance).  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires TCF Financial’s Directors, executive officers and persons who beneficially own more than 10% of the outstanding shares of TCF Stock to file stock ownership reports with the SEC and the NYSE.  Based upon representations signed by officers and Directors, TCF Financial believes that all reports required by officers and Directors were filed on a timely basis during 2007.

BACKGROUND OF EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following describes the last five years (or longer) of business experience of executive officers of TCF Financial, or its principal wholly-owned subsidiary TCF Bank, who are not Directors of TCF Financial.  In these descriptions, TCF Bank – Lakeshore is the Illinois-Wisconsin division of TCF Bank.  TCF Bank – Michigan is the Michigan division of TCF Bank, and TCF Bank – Minnesota and TCF Bank – Colorado are the Minnesota and Colorado divisions respectively, of TCF Bank.  TCF Bank Wisconsin, TCF Bank Michigan, TCF Bank Minnesota, and TCF Bank Colorado are former subsidiary banks that were merged into TCF Bank.

TIMOTHY P. BAILEY (age 52) was elected President and CEO of TCF Bank in 2006.  Prior to that, Mr. Bailey was President of TCF Bank – Lakeshore from 2001 – 2005.  He has also held various other positions with TCF Bank: Chief Operating Officer/Lending of TCF Bank – Lakeshore since 2000; President and Chief Executive Officer of TCF Bank Wisconsin since 1993, and prior to that Vice President of Commercial Lending/Loan Workouts with TCF Bank.

PAUL B. BRAWNER (age 59) was elected Executive Vice President of TCF Bank in 2000.  Prior to that, Mr. Brawner was a Senior Vice President of TCF Bank since 1998.

JAMES S. BROUCEK (age 44) was elected Treasurer of TCF Financial and TCF Bank in 2005 and Senior Vice President of TCF Financial in 2002.  He also has been Chief Investment Officer since 2001 and Executive Vice President since 2007 of TCF Bank.  Prior to that, Mr. Broucek was Senior Vice President and Controller of TCF Bank – Michigan since 1995.

NEIL W. BROWN (age 49) was elected President and Chief Operating Officer of TCF Financial effective January 1, 2007.  Mr. Brown has been President of TCF Financial since January 2006 and was Chief Financial Officer from 1998 through December 2006.  He was an Executive Vice President of TCF Financial from 1998 to 2005.  He was also Treasurer of TCF Financial from 1998 – 2005.

CRAIG R. DAHL (age 53) has been President of TCF Equipment Finance, Inc., a wholly-owned subsidiary of TCF Bank, since 1999 and Chairman and Chief Executive Officer of Winthrop Resources Corporation, a wholly-owned subsidiary of TCF Bank, since 2003.  Mr. Dahl has also been an Executive Vice President of TCF Financial since 1999.

ROBERT F. GRANT (age 51) was elected President of TCF Bank – Michigan effective January 1, 2008.  Prior to that, Mr. Grant was an Executive Vice President of TCF Bank – Michigan since 2005.  Prior to that, he was a Senior Vice President of Fifth Third Bank in Southeast Michigan.

THOMAS F. JASPER (age 39) was elected Executive Vice President and Chief Financial Officer of TCF Financial in January 2007.  Prior to that, Mr. Jasper was Executive Vice President and Chief Financial Officer of TCF Equipment Finance, Inc., and Executive Vice President of Winthrop Resources Corporation.  Prior to joining TCF Equipment Finance, Inc. in 2001, he held various other positions, including Senior Manager at KPMG LLP.

MARK L. JETER (age 51) was elected President of TCF Bank – Minnesota in 2000.  Mr. Jeter has also held various positions with TCF affiliates: Chief Executive Officer of TCF Bank Michigan (1998 – 2000), President of TCF Bank Michigan (1999 – 2000), Executive Vice President of Retail Banking of TCF Bank (1996 – 1998), and Senior Vice President of Retail Banking of TCF Bank (1994 – 1996).

MICHAEL R. KLEMZ (age 58) was elected Executive President of TCF Bank – Lakeshore in 1999.  Prior to that, Mr. Klemz was a Senior Vice President of TCF Bank – Lakeshore.

CANDACE H. LEX (age 47) was elected Executive Vice President and Chief Marketing Officer of TCF Financial in 2005.  Prior to that, Ms. Lex was Senior Vice President and Director of Marketing/Product Planning for National Commerce Financial Corporation (now SunTrust Banks, Inc.), where she was Director of Marketing since 1998.

TIMOTHY B. MEYER (age 49) was elected President of TCF Bank – Arizona in 2006.  Prior to that, Mr. Meyer was Executive Vice President of Consumer Lending for TCF Bank – Minnesota since 2002.  Prior to that, he was a Senior Vice President of Consumer Lending from 1998 – 2002.

MARK W. ROHDE (age 46) was elected President of TCF Bank - Lakeshore in 2006.  Prior to that, Mr. Rohde was Executive Vice President of Consumer Lending of TCF Bank - Lakeshore since 1997.

ROBERT H. SCOTT (age 60) has announced his retirement effective December 31, 2008.  He was President of TCF Bank – Michigan from 2005 through 2007 and is currently the Director of Corporate and Community Development since January 1, 2008.  Prior to that, Mr. Scott was Executive Vice President and Manager of Commercial Banking of TCF Bank – Michigan since 2003.  Prior to that, he was Executive Vice President and Manager of Commercial Banking of TCF Bank – Minnesota.

DAVID M. STAUTZ (age 51) was elected Executive Vice President of TCF Bank in 2007 and was elected Senior Vice President, Controller and Assistant Treasurer of TCF Financial, and Assistant Treasurer of TCF Bank in 1999.  He has been Controller of TCF Bank since 2000.  Mr. Stautz is a member of the American Institute of Certified Public Accountants.

EARL D. STRATTON (age 60) was elected Executive Vice President and Chief Information Officer of TCF Financial in 1995 and TCF Bank in 2001.  Prior to that, Mr. Stratton was a Senior Vice President of TCF Financial and a Senior Vice President of TCF Bank since 1985.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee of the Board of Directors (“Committee”)

Objectives of TCF’s Executive Compensation Policies

(1)   Attract and retain experienced, highly qualified executives

(2)   Pay for performance based on achievement of corporate and individual performance goals

(3)   Structure pay to parallel the overall financial performance of TCF as compared to its peers

(4)   The annual performance-based cash bonus and the performance-based long-term stock component should together make up a majority of total compensation

(5)   TCF executive management should have a significant investment in TCF Common Stock

Elements of Compensation

1.     Base Salary.  This is a fixed component designed to provide a minimum level of compensation.  The Committee reviews the level of base salary annually, and adjusts base salary when it becomes uncompetitive or responsibilities are increased.

2.     Annual Cash Incentive.  Executives will qualify for up to 200% of their base salary based on achievement of a corporate financial goal and individual goals.  The annual cash incentive is designed to promote the achievement of the Company’s financial goals.  In 2007 the bonus was tied to an earnings per share (“EPS”) target, and there were no individual goals for the Named Executives.  For 2008, the Committee has established a corporate financial goal based on return on equity (“ROE”).  If the ROE target is achieved, the Named Executives will qualify for the payment of the annual cash incentive, however the Committee may and intends to reduce individual awards based on the achievement of individual goals which have been established by the Committee for each Named Executive.

3.     Long-Term Incentive.  The Committee believes that the best long-term incentive is the ownership of TCF Stock, and makes periodic discretionary awards of stock options and restricted stock grants.  These are not awarded every year, but every several years, the timing based largely on the status of existing unearned and unvested awards.  The Committee will generally consider making a new award when a previously unvested award is about to vest or be forfeited.  The Committee believes that an unearned and unvested stock or option award should be outstanding for each Named Executive at all times to serve as an incentive to remain with the Company and to focus on the long-term financial performance of the Company.  The size of each grant is dependent on a number of factors, including base salary level, length of service with the Company, position, the time period established for vesting, number and size of prior grants, and the amount of stock previously earned.  Various performance goals have been used for vesting of stock grants, most recently EPS.  For stock grants made in January of 2008, the financial goal selected was based upon ROE.

4.     Retirement Benefits.  The Company has no special retirement benefits for its Named Executives.  They participate in the Company’s Employee Stock Ownership Program and participated in the now frozen Cash Balance Pension Plan to the same extent as other employees, except that they, along with other highly compensated employees, participate in Supplemental Plans that are nonqualified, noncontributory and unfunded “restoration” programs intended to make those employees “whole” on amounts such employees would have been entitled to receive under the regular plan had that plan not been limited by IRC limitations.  Retirement benefits are not considered to be a significant component of overall compensation.

5.     Payments in the Event of Termination.  The Named Executives, except Mr. Jasper, have employment contracts which generally provide for a cash payment in the event of a termination of employment of two times the sum of base salary plus annual bonus (using a three-year average for the bonus).  In the case of Mr. Nagorske, the amount is three times the sum of base salary plus annual bonus (using a three-year average for the bonus).  When William Cooper retired as the Chief Executive Officer in 2005, the agreements were entered into to provide Named Executives with an incentive to remain with the Company under the transition under Mr. Nagorske.  The Committee annually reviews these agreements.  These agreements have an “evergreen” feature under which they automatically renew for an additional year unless terminated.  Each Named Executive is also subject to a Change in Control agreement which provides for a cash payment in the same amount as provided for in the employment contracts (less any amount payable on the employment contracts) in the event of a Change in Control, and vesting of outstanding restricted stock and stock option awards, together with an excise tax gross up.  The Committee believes these agreements are appropriate to retain Named Executives and to create the appropriate protection in connection with possible business combinations.  These agreements remain in force as long as the Named Executive is employed by the Company.

6.     Perquisites.  The Named Executives receive perquisites in the form of use of company-owned automobiles, club memberships, and tax return preparation.  Mr. Nagorske and Mr. Brown receive personal use of the Company airplane limited to 50 hours per year per executive.  Mr. Nagorske may approve personal use by other Named Executives on an exceptions basis.  The purpose of these perquisites is to provide additional benefits.  The use of the airplane also reduces security risks and enhances scheduling and efficient use of the executives’ time.

The Relationship Between the Elements of Compensation

- How the Level of One Element Affects the Levels for the Other Elements

Since the Annual Cash Incentive is based on a percentage of Base Pay (0 – 200%) and since the annual value of the Long-Term Equity Incentive is now targeted at a multiple of one times Base Pay, the level of Base Pay affects the Annual Cash Incentive and the Long-Term Equity Incentive, and therefore increases in Base Pay for a Named Executive will increase his annual Cash Incentive and Long-Term Equity Incentive accordingly.  If a Named Executive does not receive an Annual Cash Incentive in a given year (this happened for 2006), there would be no impact on his Base Pay, nor on his Long-Term Equity Incentive.  If a Named Executive earned no Long-Term Incentive in a given year, there would be no impact on his Base Pay, nor on his Annual Cash Incentive.

The Payments in the Event of Termination were set independently of the other elements of compensation.  They are based on a multiple of salary and annual cash incentive, plus equity vesting and excise tax.

Analysis of the Tools the Committee Uses

The Committee uses (1) tally sheets, (2) annual peer group (“Peer Group”) comparative analysis, (3) an annual review prepared by the consulting firm of Towers Perrin, (4) a perquisite survey, and (5) total TCF Stock ownership data, to determine whether the objectives of the TCF Executive Compensation policies are being met.

(1)   Tally Sheets.  The tally sheets and the total compensation data for Peer Group comparative analysis provide a complete picture of all principal elements of executive compensation.  The tally sheets provide an analysis of the total amount payable to executives in the event of termination and in the event of a change in control.  The Committee analyzes the total compensation received by each Named Executive in order to have a complete picture of all elements of compensation, and uses this total compensation information in connection with all decisions the Committee makes.

(2)   Peer Group Comparative Analysis.  TCF’s selected Peer Group consists of the 30 publicly traded banking and thrift institutions (“banks”), 15 of which are immediately larger than and 15 of which are immediately smaller than TCF in total assets.  This group was selected because it is large enough to include a broad group of banks but small enough to factor out banks much different than TCF in size.

The group includes only financial institutions because that is the industry in which TCF operates.  TCF’s Peer Group criteria have been the same since 1997.  The makeup of the group changes annually.  The Peer Group comparative analysis measures both compensation and financial performance.  The analysis first measures base salary, annual bonus, and long-term incentives for the Named Executives for each Peer Group bank including TCF, using information obtained from proxy solicitations.  Towers Perrin assists in the compilation of this proxy pay level data.  The Peer Group banks are then ranked by total compensation, defined as the sum of base salary, annual cash incentive, and long-term incentive.  The Peer Group comparative analysis also measures Return on Assets (“ROA”), ROE, and EPS growth for each of the banks, including TCF.  The ROA and ROE are measured for the first, second, third and fifth years before the year in which the analysis is performed.  The EPS growth is measured over one, two, three and five-year periods ending in 2006.  An overall financial performance ranking is then performed by the Committee, with a weighting of 25% for ROA, 25% for ROE, and 50% for EPS growth.

The Committee uses the tally sheets and the Peer Group comparative analysis to evaluate the competitiveness of executive compensation (Where does TCF rank?  Is TCF’s pay above or below the average?), and to determine whether TCF’s pay is appropriately linked to performance (How does TCF’s ranking in pay compare with its ranking in performance?).  This review is performed at the July Committee meeting.  The Committee also reviews the tally sheet information reflecting the total amounts payable to executives in the event of a termination covered by the Executive’s employment agreements and in the event of a Change in Control in order to determine if the amounts payable are deemed reasonable in light of the objectives for the employment and change in control agreements.

The Peer Group used for the July 2007 Review was:  IndyMac Bancorp Inc.; Colonial BancGroup; Astoria Financial Corporation; Associated Banc-Corp; Webster Financial Corporation; Mercantile Bankshares Corporation; BOK Financial Corporation; Downey Financial Corp.; W Holding Company Inc.; Sky Financial Group, Inc.; First Citizens BancShares, Inc.; Commerce Bancshares, Inc.; Flagstar Bancorp, Inc.; Fulton Financial Corporation; City National Corporation; South Financial Group, Inc.; BankUnited Financial Corporation; Fremont General Corporation; Valley National BankCorp; BankcorpSouth, Inc.; Cullen/Frost Bankers, Inc.; Investors Financial Services Corp.; MAF Bancorp, Inc.; East West Bancorp, Inc.; First Republic Bank; Wilmington Trust Corporation; International Bancshares Corporation; People’s Bank (MHC); Bank of Hawaii Corporation; FirstMerit Corporation.

The Peer Group that will be used for the July 2008 Review will be:  Hudson City Bancorp, Inc.; First Horizon National Corporation; IndyMac Bancorp, Inc.; Synovus Financial Corp.; New York Community Bancorp, Inc.; Colonial BancGroup, Inc.; Astoria Financial Corporation; Associated Banc-Corp; BOK Financial Corporation; First BanCorp.; Webster Financial  Corporation; Flagstar Bancorp, Inc.; First Citizens BancShares, Inc.; Commerce BancShares, Inc.; City National Corporation; Fulton Financial Corporation; BankUnited Financial Corporation; Downey Financial Corp.; South Financial Group, Inc.; People’s United Financial, Inc.; Citizens Republic Bancorp, Inc.; Cullen/Frost Bankers, Inc.; BancorpSouth, Inc.; Valley National Bancorp; Sterling Financial Corporation; East West Bancorp, Inc.; Wilmington Trust Corporation; UCBH Holdings, Inc.; International Bancshares Corporation; Whitney Holding Corporation.

(3)   Towers Perrin Analysis.  Towers Perrin is engaged every year to review TCF’s performance and compensation data as compared to the Peer Group regarding (1) whether and to what extent the overall level of Total Compensation  for the five highest paid executives of TCF was aligned with three measures of financial performance – EPS growth, ROA, and ROE, and (2) whether in its view the TCF compensation levels were appropriately aligned with financial performance based on the Peer Group data.

The Towers Perrin analysis is reviewed by the Committee at its July meeting.

Towers Perrin reviews the financial performance criteria established by the Committee and determines whether it believes that the total compensation paid by TCF is consistent with the financial performance achieved (i.e., are the Named Executives underpaid or overpaid or appropriately paid based on financial achievement under these criteria) using the Peer Group data as a benchmark.  The  Committee then looks at how TCF’s pay is structured to determine if it is aligned with the performance criteria (i.e., if performance is superior under the criteria, does pay appropriately rise, and vice versa, if performance is not superior, does pay appropriately fall, under the compensation plans for the Named Executives).  The Committee uses Towers Perrin because it has expertise working with many companies over many years and can provide expert insights into TCF’s executive compensation plans and pay and also provide an independent review.  The Committee confers with Towers Perrin with respect to design ideas, but the Committee makes the final decision.

(4)   Annual Perquisite Report.  The Committee annually receives a report of executive perquisites prepared by the Director of Human Resources, used to determine whether the Committee believes these perquisites are in line with industry norms and not excessive.

The Committee members have reviewed perquisite information for peer banks.  If the Committee felt that the total perquisites or an individual perquisite were excessive based on its judgment of industry norms, it would reduce or eliminate the perquisite(s) in question.

(5)   Stock Ownership Data.  The Committee periodically reviews the amount of Company stock owned by each of the Named Executives, but does not feel that the level of accumulation should be a factor in setting the level of base compensation or annual cash incentive.  The Committee might take such accumulation into account in making a stock option or stock grant award but has not to date.

The Committee has not established a minimum level of required TCF Stock ownership for the Named Executives because the current level of such ownership is already above the Committee’s expectations for this group.

How TCF Ties the Elements of Executive Compensation to the Committee’s Objectives – July 2007 Review of Executive Compensation.

At each July meeting, the Committee reviews compensation in light of the objectives, in preparation for decisions to be made at the following January meeting.  At the July 2007 meeting, the Committee compared TCF’s levels of base salary and Total Direct Compensation (which is defined as base salary plus annual cash bonus) with that of the Peer Group.  Although the Committee has not established a target, the Committee would generally like to have base salary levels when viewed in the aggregate at the median of the Peer Group in order to remain competitive.  The Committee feels the Company must have base salaries which in the aggregate are close to the median for the industry in order to attract and retain executives.  Above average performance should generally be rewarded with the variable elements of compensation:  the annual cash incentive, and stock option and restricted stock awards.  The Committee infrequently adjusts base salaries as necessary based on the Peer Group data and to reflect any increase in duties.  Although the Committee does not have a formal policy, it would like to generally have more than fifty percent of compensation contingent on performance of corporate and individual goals.

For 2006, the base salaries for the Named Executives as a group equaled the median for the Peer Group and ranked 16th out of the 31 banks in the Peer Group.  Mr. Nagorske’s base salary ranked 17th.  In 2006, the Total Direct Compensation (base salary plus annual cash incentive) paid to the Named Executives as a group ranked 27th.  Mr. Nagorske’s Total Direct Compensation ranked 29th.  This low ranking was due to the fact that because the EPS growth target was not met, no cash incentive was paid for 2006 except for one individual, the President of TCF Equipment Finance who was under a separate incentive plan not linked to growth in EPS.

The Committee also reviewed for the Named Executives group Total Compensation, defined as the total of base salary, annual cash bonus, and long-term incentive (for TCF the value of stock options and restricted stock grants).  For 2006, Named Executives as a group ranked 18th in the Peer Group by Total Compensation.

The Committee then compared compensation rankings with the financial performance rankings.  TCF ranked fifth in the Peer Group in financial performance based on ROA (25% weighting), ROE (25% weighting), and EPS (50% weighting), which covered performance over the several years described above.  TCF’s high ranking was due to superior performance in the ROA and ROE categories, where it ranked first and second for all years included.  TCF’s one, two, three and five-year EPS growth rankings ranged from 14th to 19th, reflecting a significant drop in performance in this category.

In addition to the review conducted for the Named Executives as a group, the Committee also reviewed the peer data for each of the Named Executives.  The Chief Executive Officer’s Total Compensation (base salary plus annual bonus plus long-term incentive) ranked him 24th in the Peer Group.  The second highest paid Named Executive ranked 17th, the third 25th, the fourth 21st, and the fifth 21st.  Again this was due to the failure to pay any annual cash incentive in 2007 to all but one person in the group.

The Towers Perrin report delivered to the Committee at its 2007 meeting concluded that the overall levels of Total Compensation were generally aligned with EPS performance, but the pay and performance relationship weakened (pay lagged performance) when considering ROA and ROE performance.

Committee Discretion

Since the annual cash incentive and long-term incentive are performance-based awards under IRC Section 162(m), the Committee has discretion to lower the amount of the award, but does not have discretion to increase the award above what the executive has earned under the terms of the plan.  The Committee has never waived a goal or reduced the performance measure required to achieve vesting of a performance-based goal.

The Relationship of Pay Between Named Executives

All of the Named Executives are participating in the Annual Cash Incentive program on the same basis – they can earn a cash incentive up to 200% of their Base Pay.  The most recent Option and Restricted Stock awards were granted so that the estimated annual value approximated Base Pay.  Thus, when the Committee sets the scale for Base Pay for the Named Executives, that scale carries through to the incentive portion of their compensation.

In setting Base Pay, the Committee did not use any specific formula to determine the scale, rather it set Base Pay based primarily on responsibility level and tenure with the Company, and for all but Mr. Nagorske, based upon Mr. Nagorske’s recommendations.  The Committee does review the Peer Group data collected in connection with the Towers Perrin annual review, and has a general goal of keeping aggregate Base Pay somewhat near the median.  The Committee feels that among the Named Executives, it is most important for Mr. Nagorske’s Base Pay to be somewhat near the median in the market.  The Base Pay of other Named Executives should then be set off of his Base Pay, taking into account responsibilities, performance, and tenure at TCF.  The Committee set Mr. Nagorske’s pay primarily based upon the market data and his responsibilities as CEO.  His 2006 ranking for Base Pay within the Peer Group was 17th out of 31, just below the median.  The Committee feels that Mr. Brown, the second in command, to whom Mr. Bailey reports, should receive less Base Pay than Mr. Nagorske, but more than the other Named Executives.  Mr. Brown’s Base Pay also reflects his exceptional performance.  The Committee set Mr. Pulles’ Base Pay based on his tenure with the Company and his performance as General Counsel.  Mr. Bailey’s Base Pay was set based on his responsibility for the overall performance for the bank operation and his tenure and performance.  Mr. Jasper’s salary reflects his responsibilities as Chief Financial Officer and is lower than his peers because he only recently assumed this position (it is expected to be increased over time).

The Committee has reviewed the relationship between Base Pay among the Named Executives and finds it reasonable compared to the Peer Group.

For 2006, the Peer Group data on Base Pay is:

Highest Paid as % of Second Highest Paid:  152%

Highest Paid as % of Average of Second through Fifth Highest Paid:  188%

Second Highest Paid as % of Average of Third through Fifth Highest Paid:  134%

TCF’s 2007 Base Pay Scale data:

Mr. Nagorske’s Base Pay as % of Mr. Brown:  152%

Mr. Nagorske’s Base Pay as % of Average of Messrs. Brown, Pulles, Bailey, Jasper:  202%

Mr. Brown’s Base Pay as % of Average of Messrs. Pulles, Bailey, Jasper:  149%

The Committee feels that the TCF pay scale is reasonable in light of this market data.

Key Committee Findings from the July 2007 Review
1.	Base Salary is competitive
2.	Total Compensation for 2006 was below the competitive level as measured by the Peer Group.
3.

The performance-based elements of compensation – annual cash bonus and restricted stock grants – were not completely aligned with the financial performance criteria because the bonus and grants are tied only to EPS and not to ROA and ROE.

4.	Annual Cash Bonus needs to be changed. The current plan:
a.

results in an all or nothing payment (no bonus was earned in two of the last five years, despite well above average ROA and ROE performance, and 100% of the bonus was earned in two of the last five years)

	b.	does not recognize differences in individual performance
	c.	should move away from use of the single factor – EPS growth – and include the underlying factors, like deposit growth, that lead to increased earnings.
5.

Internal pay equity is satisfactory within the group of Named Executives. The CEO is making twice the average of the other Named Executives. The second highest paid is making two-thirds that of the CEO.

6.	The Year 2006 Stock Award (discussed below under “Additional Information”) was not effective because market conditions have now made the EPS goals largely unachievable.
7.	The Committee should begin using stock options again as the best way to retain executives and incent superior financial performance (discussed below under “Analysis of Decisions”).
8.	The Employment Agreements and Change in Control Agreements should remain in place, because the Company remains under considerable “takeover” speculation.

At the October 2007 meeting, the Committee continued its review of the executive compensation structure and the need for changes.  After that meeting, the Committee chair conducted a series of meetings and discussions with other members of the Committee and the Board, and Mr. Nagorske, which culminated in a number of decisions made and finalized at the January 2008 Committee meeting.

Role of the CEO

Mr. Nagorske meets with the Chairman of the Compensation Committee on an informal and regular basis and reviews the performance of the Named Executives, future management changes, and compensation matters.  Mr. Nagorske generally makes recommendations to the Committee for only the other Named Executives; these recommendations extend to all elements of compensation.  The Committee receives no recommendation from him as to his Base Pay, but does receive recommendations from him as to the structure of the Elements of Compensation, which will affect his total compensation.  In 2007, after the Committee determined to revise the annual cash incentive goal structure to move to a corporate goal and individual goals and to make an additional equity award at the January 2008 meeting (discussed below under “Analysis of Decisions”), Mr. Nagorske and the Compensation Committee Chairman had a number of discussions about appropriate goals and the size and terms of the equity award.  Mr. Nagorske then made a recommendation for the corporate goal and for the individual goals, namely a corporate ROE goal to be pegged to a high percentile based on FDIC large bank data, and individual goals of EPS pegged to the 2008 plan, deposit growth, loan and lease growth, and credit quality.  These goals were arrived at based on the Committee’s desire to have the annual cash incentive pegged to the underlying key performance measures that should deliver stockholder value.  Deposit growth, loan and lease growth, and credit quality were proposed because they are key drivers of financial performance for TCF.  Mr. Nagorske also proposed that the size of the equity awards that are expected to cover a three-year period for the Named Executives, including himself, be based on an annual estimated value equal to the Named Executive’s Base Pay (Mr. Nagorske included).  Mr. Nagorske also recommended that the option grant have a performance period of three years.

The Chairman of the Compensation Committee reviewed these recommendations informally with other members of the Committee and Board and the Towers Perrin firm, and then had them presented to the Committee in final form at the January 2008 meeting.  The Committee changed the vesting formula such that only one half of the grant would vest after three years, the other half after four.

Analysis of Decisions Made by the Committee in January 2008

1.               For 2008 Leave Base Salary Levels As-Is.  For 2006, TCF’s base pay in the aggregate represented the median for the Peer Group (2 Named Executives were below the median; 3 were above).  In keeping with its practice of adjusting base salary infrequently and only when the levels are substantially different than market or to reflect new duties, the Committee made no changes in base salary for 2007 and 2008, except that Mr. Brown’s base was increased in January of 2007 to $460,000 to reflect the new duties he assumed as Chief Operating Officer.

2.               Add Individual Goals for 2008 for Annual Cash Incentive – Move Away From the Single EPS Growth Goal.  The Committee concluded for the annual cash incentive element of compensation it should move to utilizing individual goals as a component of performance measurement and away from a single EPS goal.  The Company is performing very well from an ROA and ROE perspective, and that superior performance is not being recognized, as reflected in the substantial differential between the 2006 Peer Group financial performance ranking (7) versus pay ranking (18).  The Company needs to provide financial incentives tied to key financial objectives.  Additionally, as occurred in 2007, EPS growth may be tied to a number of factors, such as securities and branch sales, which do not necessarily reflect ongoing enhanced earnings and share price improvement.  The Committee also concluded that individual achievements in the areas of deposit and power asset growth, and maintenance of high credit quality need to be rewarded, since these are key to the Company’s long-term success and franchise value.  The Committee believes that it is important to tie incentives to achievement of the component parts of the balance sheet and income statement for which each of the Named Executives is responsible.  For the 2008 Annual Cash Bonus, the Committee has required that, in addition to achievement of a single mathematical measure (ROE), that the individual bonus be tied to achievement of a number of important underlying business goals, such as deposit and loan growth, and credit quality.

3.               For 2008 Use An Overall Corporate Goal for Annual Cash Incentive Tied to An ROE Measure That Reflects Superior Performance in the Market.  The Committee has surveyed the ROE performance of all FDIC insured institutions with an asset size of greater than $10 billion.   For the first three quarters of 2007, the average ROE was 10.82%.  TCF’s ROE for that three quarter period was 26.54%, ranking it 6th out of 116 financial institutions.  TCF’s ROE for the last three years ending 2007 was 25.82%, 24.37%, and 28.03%.  An ROE of 15% would place a bank at approximately the 85th percentile in the FDIC data cited.  The Committee believes that although an ROE of 15% is attainable based on historical performance, it is not certain and represents superior performance.  The Committee recognized that in order to achieve superior ROE performance, TCF will need to continue to avoid credit losses and the level of charge-offs experienced by many other banks and continue to have a significant number of deposit accounts in relation to its competitors.  The Committee has established this as the corporate goal for 2008:  the Executive will qualify for a cash incentive of 200% of base salary if the Company achieves this performance.  If this level is not achieved, no incentive will be paid.  If the goal is achieved, the Committee will then exercise “negative discretion” in setting payouts under the annual incentive plan by review of performance under individual goals.

4.               For 2008 Establish Individual Goals for Annual Cash Incentive.  In January 2008, the Committee approved individual goals for each Named Executive.  Under IRC Section 162(m), the Committee retains the discretion to reduce an award for which the Named Executive is otherwise eligible under the ROE goal.  The Committee will reduce the cash incentive award of 200% of base salary based on achievement/failure to achieve these individual goals (% represents weighted relative importance of each goal):

The Individual Goals and Their Weighting

Mr. Nagorske	Diluted EPS (25%)	Deposit Growth (37.5%)	Credit Quality (12.5%)	Loan and Lease Growth (25%)
Mr. Jasper	Diluted EPS (25%)	Treasury Department Budget Results (20%)	Finance Division Budget Results (20%)	Chief Financial Officer Functional Performance (35%)
Mr. Brown	Diluted EPS (25%)	Deposit Growth (37.5%)	Credit Quality (Bank only) (12.5%)	Loan Growth (Bank only) (25%)
Mr. Pulles	Diluted EPS (25%)	General Counsel Objectives (such as litigation management) (75%)
Mr. Bailey	Net Income (Bank Only) (25%)	Deposit Growth (37.5%)	Credit Quality (Bank only) (12.5%)	Loan Growth (Bank only) (25%)

These goals reflect the main drivers of TCF Financial Performance and each executive’s role and duties.  For the individual goals which have a numeric component, there is a threshold, target, and maximum level.  If the individual achieves the threshold level, one quarter of the weighting for that category is achieved.  At target, one half of the weighting is achieved.  At maximum, all of the weighting is achieved.

Following is an example of how the threshold, target and maximum level would work in calculating the amount of the 37.5% weighting for the “deposit growth” component of Mr. Nagorske’s bonus:

•                  Assume the “threshold” level of the “deposit growth” goal is achieved.  This means that 25% of the weighting for this component of Mr. Nagorske’s bonus would be achieved.

•                  The deposit growth goal for Mr. Nagorske is weighted at 37.5%.  Performance at the threshold level would mean that 25% of the 37.5% weighting would be achieved, or 9.375% (25% x 37.5% = 9.375%).

•                  Mr. Nagorske qualifies for a potential bonus of up to 200% of his base salary if the Company achieves ROE of 15% or more.  Mr. Nagorske’s potential maximum bonus for the deposit growth component is therefore 75% (200% x 37.5% = 75%).  This potential bonus is reduced by the Committee in exercising negative discretion under IRC Section 162(m) to the extent individual goals have not been achieved.  Assuming that only 9.375% of the deposit growth goal is achieved (at the threshold level), this means that Mr. Nagorske’s bonus for this component would be only 18.75% (200% x 9.375%).

The “threshold” levels for those goals with numeric components were established based on numeric improvement felt to represent good performance, “target” representing very good performance, and “maximum” representing superior performance, in relation to current conditions in the banking industry.  The Chief Executive Officer initially made these judgments and recommended them to the Committee, which has reviewed the underlying assumptions and methodologies and modified them as they deemed appropriate.

The numeric targets in some cases represent a percentage increase from current levels.  In the case of deposit growth, the threshold level represents modest growth from current levels, and target and maximum what the Committee believes is good and excellent growth, which the Committee feels is appropriate in the current competitive market for deposits and 2007 performance.  For credit quality, the threshold uses the measure of “nonperforming assets” and is set at current levels.  Target and maximum represent what the Committee believes is good and excellent reduction from these levels.  Target diluted EPS goals are based on Company plan, while threshold and maximum represent lower and higher levels than plan, respectively regarded as good and excellent performance against plan.  The loan and lease growth threshold targets and maximums are regarded as good, very good, and excellent growth from current levels.

The Committee believes that these “threshold” levels represent a modest level of difficulty of attainment.  If an individual performed at threshold for all goals, they would earn a bonus of 50% of their base salary.  The Committee believes that the “target” levels represent a significant level of difficulty of attainment.  If an individual performed at the target level for all goals, they would earn a bonus of 100% of their base salary.

5.               Utilize Stock Options For Long-Term Incentive.  The Committee concluded that it should move away from restricted stock grants to stock options because it believes that the use of options will optimize the Named Executives’ focus on all the elements of Company performance which influence share price.  Since a restricted stock award delivers value even in the absence of share price increase, the Committee believes that options currently provide greater incentive to enhance stockholder value and share price appreciation.  The Committee feels that the next few years will be difficult for the banking business for a variety of reasons, including falling home prices and potential weak economic conditions.  TCF needs to retain its key executives, and it cannot do so without a competitive stock grant/option plan.  In order to incent the executives to achieve financial performance, the Committee has decided to return to the use of stock options, which have not been used in the recent past.  Although there is no downside equity risk to a Named Executive with stock options, the Committee believes that since stock options increase in value when TCF Stock price improves, and that since the largest overall factor in stock price is solid consistent earnings and perceived franchise value, the Named Executives will be properly and highly motivated to make the correct long-term decisions.  Use of stock options for long-term incentive is cost effective for the Company.  One-half of the awards are expensed over a three-year period based on their grant date fair value (described below) and one-half is expensed over a four-year period, but the Company receives a tax deduction upon exercise for the amount of the gain to the Named Executive (difference between market value at the time of exercise and strike price).  Achievement of performance goals are anticipated to lead to earnings increase which historically have led to stock price appreciation, resulting in tax benefits to the Company upon exercise.

The Committee concluded that additional grants should be made in 2008 because 93% (90% for Mr. Jasper) of the grants made in 2006 almost certainly will be forfeited due to failure to achieve the EPS goals set for those grants.  The Committee feels that there should be a meaningful long-term incentive in place.  In making the stock option (and restricted stock) awards, the Committee reviewed years of service, position, and past performance.  The option awards are considered performance-based under IRC Section 162(m).

The Committee made individual awards with an annual value equal to or near one times base salary (for the three individuals receiving a restricted stock grant, the value of those grants plus the value of the option grant, were combined to achieve this target), and for this purpose used an assumed value for a stock option equal to one-third of the stock price.  The Committee believes that the value of the stock incentive component of total compensation should approximate base salary.  The Committee reviewed a “Black-Scholes” calculation of value prepared by management and the valuations reflected in that analysis were consistent with this valuation approach.  “Black Scholes” is a method commonly used to calculate the fair value of option grants.  The Committee intends not to make any additional awards until 2011; i.e. these are viewed as “three-year” awards, with a three-year performance period.  One half of the options will vest three years from the date of grant, and the other half will vest four years from the date of grant.  Commencing in 2011, the Committee expects to use annual restricted stock and option awards rather than awards covering several years.

6.               Grant Restricted Stock to Three Individuals.  The Committee made restricted stock awards to three individuals, each of whom has over twenty years’ tenure, including Mr. Bailey and Mr. Pulles.  The use of stock options with a ten-year life has less value for these individuals because of their tenure.  One half of the restricted stock grants will vest on January 31, 2011, if the Company achieves an average ROE of 15% for the three years 2008, 2009, and 2010, and the other half will vest on January 31, 2012, if the Company achieves average ROE of 15% for the three years 2009, 2010, and 2011.  These stock awards are considered performance-based under IRC Section 162(m).

As with stock options, the use of stock awards for long-term incentive is cost effective for the Company.  One-half of the awards are expensed over a three-year period, based on their grant date fair value and one-half is expensed over a four-year period, but the Company receives a tax deduction based on their fair value on the later of the vesting date or distribution date.  Achievement of the performance goals are anticipated to result from earnings increases, which have historically led to stock price appreciation, resulting in tax benefits on the vesting or distribution date which reduces the after-tax cost of the awards.

7.               Chief Executive Officer and other Named Executives’ Total Compensation Package.  In reviewing Mr. Nagorske’s compensation for 2007 and 2008, including his level of base salary, annual cash incentive, and long-term incentive component, the Committee concluded that his base and incentive total of $2,100,000 for 2007 and his maximum potential of base and incentive total of $2,100,000 for 2008 is both competitive and not excessive in relationship to the latest Peer Group information and the Company’s performance in 2007 and his goals for 2008.  In 2006, the Company delivered superior ROA and ROE performance yet no cash incentive was paid.  In 2007, the ROA and ROE performance remained at high levels – 1.76% and 25.82% and the Named Executives received substantial cash incentives and four of the Named Executives vested a substantial restricted stock grant, although the Company’s share price was disappointing.  The Committee believes that Mr. Nagorske’s compensation for 2008 is set at an appropriate level.  The Committee believes that the goals established for Mr. Nagorske for 2008 – net income, deposit growth, credit quality improvement, and growth in loan and lease assets, are appropriate in order to align his compensation with operating performance intended to enhance stockholder value.  The Committee believes the 2007 compensation and the target 2008 compensation for the other Named Executives are competitive and in line with Peer Group performance.  The Committee believes that pay is appropriately aligned within the Executive Group.  See the discussion above under “The Relationship of Pay Between Named Executives.”

8.               Year 2000 Stock Award.  The Committee met on January 21, 2008 and confirmed the vesting of the second half of the Year 2000 Stock Award in January 2008 based on achievement of reported cash EPS of $2.13 (versus the  goal of $2.12).  As defined in the TCF Financial Incentive Stock Program, cash EPS is diluted EPS, adjusted to eliminate the after-tax impact of the amortization and other adjustments to goodwill and other intangible assets acquired in business combinations (“Cash EPS”).  In addition to the Named Executives (excluding Mr. Jasper) and four other executives, Directors Cooper and Cusick and four other former executives had shares remaining from the Year 2000 Stock Award which also vested.

In 2000 the Committee approved restricted stock awards to fourteen members of TCF Financial’s executive management group which vested only if management achieved substantial increases in Cash EPS over the eight years from 2000-2007:

•                  Fifty percent of the award vested upon a 75% increase in Cash EPS over the base year (1999) Cash EPS of $1.06, to $1.855 or more.  In 2004, TCF Financial achieved a Cash EPS of $1.87, the 75% increase was achieved, and the first 50% of the shares vested in January 2005.

•                  The remaining fifty percent of the award vested when TCF achieved (and exceeded) Cash EPS of $2.12, more than a 100% increase in Cash EPS over the base year (1999) Cash EPS of $1.06.

The Company reported $2.13 Cash EPS for 2007, and therefore the second half of the Year 2000 Stock Award vested in January 2008.  The Committee believes that in view of the Company’s financial performance over the eight year performance period (an average ROA of 1.89% and average ROE of 24.92%), the vesting is appropriate and was called for by the application of the EPS formula established in 2000.  In confirming the vesting of the second half of the Year 2000 Stock Award, the Board and Compensation Committee reviewed 2007 reported Cash EPS of $2.13 and received a detailed analysis which identified gains on the sale of securities and branches and other components of reported Cash EPS.  The Board and Compensation Committee considered that net income in both the base year (2000) and the current year (2007) included earnings from these types of sources.  The Board and Compensation Committee also considered specific charges recorded in both periods.  The Board and Compensation Committee had previously evaluated and monitored the composition of earnings on a number of occasions during 2007 in the context of the anticipated calculation of net income under the Year 2000 Stock Award formula.  The Independent Subcommittee, formed to comply with the provisions of IRC Section 162(m) and consisting of Mrs. Goldberg, Messrs. Schwalbach and Burwell, then certified the results as reported for 2007, which satisfied the formula for vesting the remaining 50% of the Year 2000 Stock Award.  As noted above, all references to the Compensation Committee mean this Subcommittee whenever the discussions deal with performance-based compensation.

9.               Annual Cash Incentive – 2007.  The Committee approved the cash incentive payout of 200% of base salary for 2007.  The annual cash incentive opportunity for 2007 for the Named Executives used an EPS target:  the target range for EPS was from $1.98 to $2.12, with the incentive being equal to the Named Executive’s base salary multiplied by a percentage which is the sum of a) the product of 10 times the number of whole cents by which 2007 diluted EPS exceeds $1.97 per share, up to $2.02 per share, and b) the product of 15 times the number of whole cents by which diluted EPS exceeded $2.02 per share, up to $2.12 per share.  The maximum potential cash incentive was 200% of salary at $2.12 diluted EPS.  EPS was calculated as provided in the TCF

Performance-Based Compensation Policy, using diluted EPS, rounded to the nearest cent.  Over the past five years the goals for the annual cash incentive for each year’s Named Executive group has been as follows:  2007 – 200%; 2006 – 0%; 2005 – 140%; 2004 – 200%; 2003 – 0%; or an average of 108%.

Additional Information

Equity Awards

Year 2006 Executive Stock Awards (“Year 2006 Stock Awards”)  In January 2006, the Committee approved the Year 2006 Stock Awards consisting of restricted stock awards aggregating 477,500 shares in total to twelve members of TCF Financial’s executive management group and to one former executive.  The 55,000 shares granted to the former executive were cancelled upon his retirement.  The awards are performance-based under IRC Section 162(m) and can be earned over the years 2006-08.

The number of shares that will vest in the Year 2006 Stock Awards is tied to year over year increases in EPS during each of the years 2006, 2007 and 2008, in excess of the base EPS (for 2005) of $2.00.

The “Percentage of Shares Earned” for each of the fiscal years 2006, 2007 and 2008 will be multiplied by the number of Shares awarded to determine the number of “Earned Shares” for each of the three years ending December 31, 2006, 2007, and 2008.  The number of Earned Shares, once earned, may not be reduced and the total number of Earned Shares may not exceed 100% of the shares awarded.  No portion of the Year 2006 Stock Awards was earned for 2006; for Messrs. Nagorske, Brown, Pulles, and Bailey, 7% of the Year 2006 Stock Awards was earned for 2007.  Mr. Jasper earned 10% of the Year 2006 Stock Award for 2007.

Any shares which are not Earned Shares by the end of 2008 will be forfeited on January 31, 2009.  Although the Earned Shares will be calculated for each of the years 2006, 2007 and 2008, the Earned Shares will not actually vest until January 31, 2011.

In January 2007, the Committee approved two additional performance-based awards for 10,000 shares each as part of the Year 2006 Stock Awards program to two newly-elected executives including Thomas F. Jasper, who was elected Executive Vice President and Chief Financial Officer (“Principal Financial Officer”) effective January 1, 2007.  The performance-based goals for vesting are based on increases in EPS which generally follow the chart set forth above, but adjusted to allow the possibility of earning 100% of the shares in two years (2007-08) instead of three years (2006-08).  The Committee also approved two additional non-performance-based awards of 10,000 shares each to these executives.

Generally, executives must remain employed with the Company until January 31, 2011 in order to receive their Earned Shares under the Year 2006 Award.  However, if an executive leaves the Company before then on account of retirement, disability or death, any Earned Shares accumulated under the Year 2006 Awards to the date of the executive’s departure will vest on January 31, 2011 (or sooner in the case of disability or death).  Any outstanding Year 2006 Award shares will fully vest upon a change in control (as defined) of TCF Financial.

January 2008 Stock Options / Restricted Stock Grants to Named Executives

The Company’s policy has always been to grant stock options or restricted stock at its regularly scheduled meetings.  For stock options, the exercise price is determined at fair market value on the date of grant.  The Company does not coordinate the timing of grants with the release of material information.

The Committee made the following awards at its January 21, 2008 regular meeting:

	Stock Options	Restricted Stock Grants
Lynn Nagorske	394,000	—
Thomas Jasper	141,000	—
Neil Brown	282,000	—
Gregory Pulles	158,000	26,000
Timothy Bailey	68,000	48,000
To other executives as a group	583,000	26,000
TOTAL	1,626,000	100,000
Terms:

•  Stock Options granted with a strike price equal to the average of the high and low stock price on January 18, 2008, in accordance with the plan (the market being closed on the date of the Committee meeting, January 21, 2008) or $15.75.

• One half of Options vest January 1, 2011; one half January 1, 2012.

•  One half of the Grant vests January 31, 2011; one half on January 31, 2012, based on the achievement of the ROE goal discussed above under “Analysis of Decisions.” The Committee selected this target for the same reasons it selected this target for the Annual Cash Bonus for 2008.

• In the event of retirement, disability, or death, a prorata portion of the award will be earned.
• No dividends payable on the Grant until vesting.

•  Stock Options and Restricted Stock vest upon a Change in Control occurring on or after January 1, 2009. Because the Year 2006 Stock Award has change in control protection and 93% of the grant (90% for Mr. Jasper) will likely not be earned based on anticipated EPS growth, the 2008 grants have no change in control protection through December 31, 2008. This is to avoid having both grants vest in the event of a change in control prior to 2009.

Dividends on Stock Awards  The Committee previously approved paying dividends on unearned and unvested stock awards for the currently outstanding Year 2006 Stock Awards.  The Committee has decided that no dividends will be paid in connection with the 2008 restricted stock grants or future restricted stock grants to Named Executives until they vest because the Committee has concluded that the award should be earned before dividends are paid.

Employment and Change in Control (“CIC”) Agreements

TCF has employment contracts with 7 executive officers, including all of the Named Executives, except Mr. Jasper, and change in control agreements with 14 executive officers, including all of the Named Executives.  The agreements are submitted to and approved by the Committee.

The Committee is aware of the TCF Stock ownership of the Named Executives, which is substantial and which has accumulated for the CEO and others over many years.  The Committee believes that payments in the event of a termination or change in control are necessary despite this wealth accumulation.  The primary purpose for the employment agreements was to ensure that the Named Executives would remain with the Company when Mr. Cooper, the former CEO, retired.  The purpose for the CIC Agreements is first to ensure that the Named Executives do not seek alternate employment and second to ensure that the Named Executives keep the stockholders’ interests paramount in connection with any possible business combination.  The Company has been subject to substantial takeover speculation.  The Committee believes that with the Employment and CIC Agreements in place the Named Executives will be dissuaded from leaving the Company and will properly approach any possible business combination without fear of losing their position.

Generally, Mr. Nagorske’s CIC agreement provides three years’ worth of income protection (base salary and and average of annual cash bonus), vesting of all unvested stock grants and options, and an excise tax cost reimbursement after termination of employment following a change in control whereas all other CIC agreements provide two years’ worth of income protection as well as equity vesting and excise tax cost reimbursement.  The Committee selected three years and two years, respectively, based on what was felt to be the norm in the financial services industry.  In addition, all unvested shares of restricted stock vest upon a change in control (as defined) without a requirement for termination of employment.  Mr. Nagorske’s CIC cash has 24 months from a CIC to terminate employment and receive his payment.  The Committee agreed to this provision because it believes that the CEO should have absolute discretion to leave the Company after an acquisition and that it is not realistic or in the best interests of the Company to require him to remain employed.

The other Named Executives have the right to leave the Company and receive their CIC benefit within a thirty-day window (and receive their CIC cash payment) that begins immediately preceding the first anniversary from the closing date.  The Committee established this provision in order to require the individual to provide service for at least a year, and to ensure that the individual provides the acquiror the opportunity to establish a relationship.  The Committee determined that it was not essential from a retention standpoint to give individuals below the CEO the same termination rights and that they should not have absolute discretion to leave the Company immediately after an acquisition.

The tables on page 42 of this proxy statement summarize estimated payments under the employment and change in control contracts.

Benefits, Retirement and Deferred Compensation Philosophy

TCF considers benefits to be an employee hiring and retention matter, for both executives and non-executives, and therefore designs its program to be competitive with other banks and with retailers generally and also structures such benefits to reward longevity with the Company.  There is no target level of income for the retirement program for either executives or non-executive employees.  The Named Executives generally have the same benefits as are provided for full-time employees.

Medical, etc. Benefits.  Named Executives are eligible for the same group medical, dental, and life insurance as is available to TCF full-time employees generally.

401(k) Plan and ESPP Supplemental Plan.  TCF offers an employee stock purchase plan (“Employees Stock Purchase Plan”) in which employees can contribute from 0 – 50% of their pay to the Employees Stock Purchase Plan, with matching contributions on the first 6% of pay contributed.  The match is 50%, 75%, or 100% of each dollar contributed, depending on length of service with TCF.  The plan qualifies as an employee stock ownership plan (“ESOP”) and a qualified tax or deferred compensation plan (“401(k) Plan”) under the IRC.  Named Executives can contribute the same percentage of pay as non-executives and receive the same match percentage, based on length of service with TCF.  Named Executives’ length of service for this purpose includes only actual time of service with TCF and is calculated in the same way as for employees generally.

Because of certain IRC limits that apply to them, most of the Named Executives’ contributions and Company matching contributions under the Employees Stock Purchase Plan are limited by law.  All amounts over the statutory limit are credited to a nonqualified supplemental plan (the “ESPP Supplemental Plan”) which “mirrors” the operation of the Employees Stock Purchase Plan.  This ESPP Supplemental Plan, which was approved by stockholders in 2005, covers a total of approximately 240 employees and also helps the Employees Stock Purchase Plan to pass certain nondiscrimination tests.  The Committee approves and maintains the ESPP Supplemental Plan as a matter of fairness for the Named Executives so they can contribute as much, as a percentage of pay, as non-executives and receive the corresponding employer matching contributions.

The following chart illustrates the operation of our Employees Stock Purchase Plan and its related ESPP Supplemental Plan for an executive with $600,000 in salary and bonus who contributes 6% to the two plans combined and whose contributions are matched at the 100% rate:

Illustration of Operation of Employees Stock Purchase Plan and ESPP Supplemental Plan

	Employees Stock Purchase Plan		ESPP Supplemental Plan		Total Contributions
Employee Contribution	$ 9,000	(1)	$27,000	(2)	$36,000
Employer Match (100%)	$ 9,000		$27,000		$36,000
Total	$18,000		$54,000		$72,000

Example assumes employee has 100% matching rate.  Additional factors will affect the exact calculations.

                                                (1)        Limited to 4% of covered pay ($225,000) in 2007.  Will be limited to 5% of covered pay ($230,000) in 2008.

                                                (2)        Equals 6% of total salary and bonus ($600,000) less Employee Contribution to Employees Stock Purchase Plan ($36,000 - $9,000 = $27,000)

None of the Named Executives has any individual or special retirement or pension arrangements with the Company.  None of the Named Executives or any other participants are credited under the Employees Stock Purchase Plan or the ESPP Supplemental Plan with any years of service other than for years worked at TCF.  Covered pay consists only of salary and bonus; it does not include stock grants made to Named Executives or other special items of executive pay.

TCF’s Employees Stock Purchase Plan and ESPP Supplemental Plan are designed to encourage investment in TCF Stock and more than 83% of their assets are invested in TCF Stock.  The following chart reflects Named Executive investment in TCF Stock in these programs as of December 31, 2007:

TCF Stock Ownership and Account Balances of the Named Executives

in the Employees Stock Purchase Plan and ESPP Supplemental Plan

		Value of Accounts at December 31, 2007
	Number of Whole Shares of TCF Stock in Accounts	TCF Stock in Accounts(1)	Non-TCF Stock Investments in Accounts	Total Account Value
Lynn A. Nagorske	112,855	$2,023,520	$ 0	$2,023,520
Thomas F. Jasper	5,651	$ 101,340	$21,880	$ 123,220
Neil W. Brown	20,841	$ 373,700	$28,630	$ 402,330
Gregory J. Pulles	89,815	$1,610,400	$ 0	$1,610,400
Timothy P. Bailey	39,779	$ 713,250	$21,510	$ 734,760

(1)    Reflects number of shares of TCF Stock (including partial shares not shown in the table and deemed shares in the ESPP Supplemental Plan) multiplied by $17.93 per share, the closing price on December 31, 2007 and rounded to the nearest $10.

Pension Plan.  TCF discontinued pay credits to its pension plan and related supplemental plan in 2006 in connection with the enhancements to the Employees Stock Purchase Plan.  Pension benefits are disclosed in the table on page 38 and described in the information following the table.

Deferred Compensation.  From 1988 – 2004, Named Executives were allowed to defer salary, bonus and stock awards to the TCF Executive Deferred Compensation Plan (“Deferred Compensation Plan”) and to invest them in TCF Stock or other investments.  The Company philosophy was that this was a tax-deferred savings account – there was no Company match and no guaranteed or above-market earnings or interest were paid on accounts.  TCF fully funded a related trust (a so-called “rabbi” type of trust) with corresponding assets, almost all TCF Stock, to provide the benefits when due.  Named Executives elected to invest substantially all of the amounts they deferred into TCF Stock.  TCF froze the plan from any new contributions in 2005 because of a new tax law, IRC Section 409A, which introduced substantial new regulatory and tax uncertainties and risks for the Company and participants under this plan.

The following table summarizes the account balances and investments, including deemed TCF Stock ownership, of the Named Executives in the Deferred Compensation Plan as of December 31, 2007:

TCF Stock Ownership and Account Balances of the Named Executives

in the Executive Deferred Compensation Plan

		Value of Accounts at December 31, 2007
Name	Number of Whole Shares of TCF Stock in Accounts	TCF Stock in Accounts ($)(1)	Non-TCF Stock Investments in Accounts ($)	Total Account Value ($)
Lynn A. Nagorske	436,766	$7,831,220	$131,850	$7,963,070
Thomas F. Jasper	0	$ 0	$ 0	$ 0
Neil W. Brown	162,026	$2,905,140	$ 0	$2,905,140
Gregory J. Pulles	321,580	$5,765,950	$ 0	$5,765,950
Timothy P. Bailey	216,159	$3,875,740	$115,250	$3,990,990

(1)    Reflects number of shares of deemed investment in TCF Stock (including partial shares not shown in the table) multiplied by $17.93 per share, the closing price on December 31, 2007 and rounded to the nearest $10.

In keeping with TCF’s philosophy of the Deferred Compensation Plan as a tax-deferred savings account emphasizing investment in TCF Stock, the following table illustrates that the accumulated account balances in the plan are derived largely from the Executive’s own deferral contributions and from earnings and appreciation over the years of the Named Executive’s deemed investment in TCF Stock.

Source of Accumulated Account Balances in the TCF Executive Deferred Compensation Plan

	Source By Percentage of Accumulated Account Balances
Name	Deferrals of Salary, Cash Incentives, and Restricted Stock	Earnings andAppreciation of TCF Stock (1)	Appreciation of Non-TCF Stock Assets (1)	TCF Contributions (2)	Total Percent of Account Balance at December 31, 2007
Lynn A. Nagorske	46%	53%	1%	0%	100%
Thomas F. Jasper	0%	0%	0%	0%	100%
Neil W. Brown	68%	32%	0%	0%	100%
Gregory J. Pulles	55%	45%	0%	0%	100%
Timothy P. Bailey	43%	55%	2%	0%	100%

(1)   There were no preferential or above-market earnings or appreciation in 2007 or previous years.

(2)   Although TCF makes no employer contributions, it pays record keeper and trustee expenses of the Plan and trust.

Section 162(m) of the Internal Revenue Code

Although the Company intends that compensation generally will either be performance-based or deferred, as necessary, such that compensation does not exceed the tax deduction limits of the IRC, the Company reserves the right to pay compensation that is not deductible in appropriate circumstances.  Deductibility of compensation may be adversely affected by factors outside the control of the Company, such as legislation relating to deferred compensation distributions or other aspects of compensation.

Recovery of Performance-Based Compensation

The Sarbanes-Oxley Act requires recovery of certain incentive and equity compensation from the Principal Executive Officer and Principal Financial Officer in the event of restatement of financial results due to misconduct. The Audit Committee is responsible for determining if bonus or stock compensation paid to the Principal Executive Officer or Principal Financial Officer should be recovered in the event of a restatement.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the preceding Compensation Discussion and Analysis and discussed it with management.  Based on its review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in TCF’s proxy statement.

BY THE COMMITTEE:

Ralph Strangis, Chair	William F. Bieber	Gerald A. Schwalbach
Rodney P. Burwell	Luella G. Goldberg

SUMMARY COMPENSATION TABLE

The following summary compensation table (the “Summary Compensation Table”) identifies the cash and non-cash compensation awarded to or earned by the Named Executives in 2006 and 2007.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position at December 31, 2007	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(7)	Total ($)
Lynn A. Nagorske	2007	$700,024	$0	$188,238	$0	$1,400,000	$22,366	$167,066	$2,477,694
Director, Principal	2006	$695,408		$114,077		$ 0	$73,549	$138,861	$1,021,895
Executive Officer
Thomas F. Jasper (6)	2007	$248,625	$0	$114,256	$0	$ 500,000	$ 0	$ 29,716	$ 892,597
Principal Financial Officer
Neil W. Brown	2007	$460,018	$0	$ 73,510	$0	$ 920,000	$ 5,452	$128,975	$1,587,955
President, Chief	2006	$398,087		$ 70,441		$ 0	$30,930	$ 69,594	$ 569,052
Operating Officer
Gregory J. Pulles	2007	$350,012	$0	$ 75,244	$0	$ 700,000	$26,606	$ 51,619	$1,203,481
Vice Chairman and	2006	$349,319		$ 65,240		$ 0	$61,905	$ 52,695	$ 529,159
General Counsel
Timothy P. Bailey (6)	2007	$325,026	$0	$ 33,728	$0	$ 650,000	$ 6,323	$ 38,083	$1,053,160
TCF National Bank,
President and CEO

(1)   Base salaries were last adjusted in January 2006, except Mr. Brown was adjusted in January 2007 when he was appointed President.

(2)   There are no guaranteed or discretionary bonuses.  Any annual cash incentive paid to the Named Executives is performance-based, is included in column (g) “Non-Equity Incentive Plan Compensation,” and is discussed in further detail on page 19 under the heading “Annual Cash Incentive.”

(3)   Consists of restricted stock award expense for the Named Executives.  Dividends are paid on all of the Named Executives’ stock awards at the same rate as paid to stockholders generally ($.97 per share in 2007).  TCF’s accounting policy for stock-based compensation is described in Note 1 to TCF Financial’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2007.

(4)   For explanation of the annual cash incentive program, refer to the description on page 19 under the heading “Annual Cash Incentive.”

(5)   Change in pension value as reported by the actuaries of the pension program.  Mr. Jasper’s actual change in pension value was a reduction of $1,210.  Pay credits to the pension program were discontinued effective April 1, 2006, however interest credits continue to be credited.  There were no above-market or preferential earnings on TCF’s nonqualified deferred compensation plans.

(6)   Mr. Jasper and Mr. Bailey were not Named Executives in fiscal 2006.  Compensation results are limited to fiscal 2007, the year in which they were Named Executives.

(7)   Includes perquisites and Company matching contributions to the TCF Employees Stock Purchase Plan (“ESPP Plan”) and its related ESPP Supplemental Plan, as follows:

Detail of “All Other Compensation” Column

		Employer Matching Contributions
Name	Perquisites(a)	ESPP Plan(b)	ESPP Supplemental Plan	Total
Lynn A. Nagorske	$125,071	$9,000	$32,995	$167,066
Thomas F. Jasper	$11,211	$7,461	$11,044	$29,716
Neil W. Brown	$108,279	$6,750	$13,946	$128,975
Gregory J. Pulles	$30,625	$9,000	$11,994	$51,619
Timothy P. Bailey	$18,588	$9,000	$10,495	$38,083

(a)     All five of the Named Executives were eligible to receive the following perquisites, none of which individually exceeded $25,000 in 2007: imputed life insurance, executive tax service, personal use of club memberships, personal use of company car, and executive physical.  In addition, three executives received personal use of company aircraft in the following amounts (calculated on a pre-tax basis): Mr. Nagorske - $113,098, Mr. Brown - $98,736, and Mr. Bailey - $5,059.  These amounts are the aggregate incremental cost of non-business travel use, as determined based on the average weighted cost of fuel and maintenance, crew travel expenses, on-board catering expense, landing fees, trip-related hangar/parking costs and smaller variable costs.  In the event that an executive’s spouse or family member may accompany the executive on a flight, the above amounts also include any incremental costs, such as for on-board catering costs that may be associated with such travel.

(b)     Employer matching contributions to the Employees Stock Purchase Plan were limited in 2007 to 100% of 4% of the IRC limit on covered compensation of $225,000.  The balance of the employer matching contributions in 2007 was made to the ESPP Supplemental Plan, as shown in the table.

Provisions of the Employment Agreements of the Principal Executive Officer and the other Named Executives are described on pages 44 - 45.  The relationship of salary to the Named Executives’ Total Compensation will vary from year to year primarily depending on the amount of Non-Equity Incentive Compensation (Annual Cash Incentive) and Stock Award expense.

GRANTS OF PLAN-BASED AWARDS IN 2007

(Includes Cash and Equity Awards)

The following table shows awards made to the Named Executives in the year 2007.

	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards (1)				Estimated Future Payouts Under Equity Incentive Plan Awards (2)		All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)
Lynn A. Nagorske	01/22/07	$70,000	$1,400,000	$1,400,000
	01/22/07	$50,000	$ 500,000	$ 500,000
Thomas F. Jasper	01/22/07				1,000	10,000		$265,302
	01/22/07						10,000	$265,302
Neil W. Brown	01/22/07	$92,000	$ 920,000	$ 920,000
Gregory J. Pulles	01/22/07	$70,000	$ 700,000	$ 700,000
Timothy P. Bailey	01/22/07	$65,000	$ 650,000	$ 650,000

(1)  Awards represent potential payments under the annual cash incentive program as described on page 19 under the heading “Annual Cash Incentive.”  For information regarding the annual cash incentive payments to the Named Executives for 2007, see column (g) of the Summary Compensation Table on page 35.  The threshold is based on achieving a diluted EPS of $1.98.  The maximum is based on achieving a diluted EPS of $2.12 and is the same as the target.

(2)  Award represents the Year 2006 Stock Award granted to Mr. Jasper on January 22, 2007.  The Year 2006 Stock Award is a performance-based award and is described on page 29 under the heading “Year 2006 Executive Stock Awards.”  The threshold is based on achieving the minimum year over year increase in EPS.  The maximum is the same as the target.  Dividends are paid on the Year 2006 Stock Award at the same rate as paid to stockholders generally ($.97 per share in 2007).

(3)    Award represents the grant of non-performance based stock and will vest on January 1, 2012 if Mr. Jasper remains employed with TCF through that date.  Dividends are paid on the non-performance based award at the same rate as paid to stockholders generally.

(4)  Amount shown consists of the number of shares awarded (from previous columns) multiplied by grant date value of $26.53 per share.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END

The following table shows all equity awards outstanding to the Named Executives at the end of 2007, consisting of: (i) the second half of the performance-based Year 2000 Stock Award, (ii) the performance-based Year 2006 Stock Awards, and (iii) the performance-based Year 2006 Stock Award for Mr. Jasper (awarded in January 2007) and several non performance-based equity awards to Mr. Jasper.  All performance-based awards are fully described in the Compensation Discussion and Analysis section of this proxy statement.  There were no outstanding Option Awards for any of the Named Executives on 12/31/07.

Outstanding Equity Awards at 2007 Fiscal Year End

		Stock Awards
Name	Year of Award	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Lynn A. Nagorske	2000			175,000	$3,137,750
	2006			80,000	$1,434,400
Thomas F. Jasper	2003	1,000	$ 17,930
	2004	2,000	$ 35,860
	2005	2,000	$ 35,860
	2006	6,000	$107,580
	2007	10,000	$179,300
	2007			10,000	$ 179,300
Neil W. Brown	2000			75,000	$1,344,750
	2006			55,000	$ 986,150
Gregory J. Pulles	2000			75,000	$1,344,750
	2006			50,000	$ 896,500
Timothy P. Bailey	2000			40,000	$ 717,200
	2006			45,000	$ 806,850

(1)   Awards represent non performance-based awards and vest as follows:  Year 2003 (1,000 shares) – January 1, 2008; Year 2004 (2,000 shares) – July 1, 2009; Year 2005 (2,000 shares) – July 1, 2010; Year 2006 (6,000 shares) – January 1, 2011; Year 2007 (10,000 shares) – January 1, 2012.

(2)   Market or payout value is determined using the closing stock price of $17.93 on December 31, 2007.

(3)   The Year 2000 Stock Award vested in January 2008.

OPTION EXERCISES AND STOCK VESTED IN 2007

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Lynn A. Nagorske	None	None	None	None
Thomas F. Jasper	None	None	2,000	$55,110
Neil W. Brown	None	None	None	None
Gregory J. Pulles	None	None	None	None
Timothy P. Bailey	None	None	None	None

PENSION BENEFITS

The following table shows information on the defined benefit pension plan benefits of the Named Executives:

Name	Plan Name	Number of Years Credited Service (1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Lynn A. Nagorske	Pension Plan	15.58	$172,838	$0
	Pension Supplemental Program	15.58	$551,849	$0
	Pre-1990 Plan Benefit	4.50	$ 29,525	$0
Thomas F. Jasper	Pension Plan	3.25	$ 16,038	$0
Neil W. Brown	Pension Plan	6.50	$ 58,630	$0
	Pension Supplemental Program	6.50	$144,268	$0
Gregory J. Pulles	Pension Plan	15.58	$218,212	$0
	Pension Supplemental Program	15.58	$465,624	$0
	Pre-1990 Plan Benefit	5.42	$ 37,113	$0
Timothy P. Bailey	Pension Plan	15.58	$166,719	$0
	Pension Supplemental Program	15.58	$179,024	$0
	Pre-1990 Plan Benefit	4.83	$ 15,005	$0

(1)       The number of years of credited service may be less than actual years of service with TCF because either the plan was not in effect or was frozen sometime during the Named Executive’s tenure with TCF.  None of the Named Executives were given credited service other than for their actual years of service with TCF.

(2)       All values shown are determined using interest rate and mortality assumptions consistent with those used in the Company’s Consolidated Financial Statements, however the Pre-1990 Plan Benefit is provided under a nonparticipating group annuity contract which is not included in the Consolidated Financial Statements.  See Material Information which follows.

Material Information Regarding Pension Benefits

TCF maintains a pension plan for employees hired prior to July 1, 2004, including the Named Executives.  Pay credits to the Plan were discontinued as of April 1, 2006.  At the time pay credits were discontinued, all active employees were deemed 100% vested in their benefits.  Benefits accrued under two distinct formulas:  a traditional final average pay formula in effect prior to September 1, 1990 (the “Pre-1990 Plan Benefit”) and a cash balance formula in effect since September 1, 1990 (the “Pension Plan”).  The Named Executives also participate in a supplemental plan related to the Pension Plan (the “Pension Supplemental Program”), with the exception of Mr. Jasper.  Pay credits to the Pension Supplemental Program were also discontinued as of April 1, 2006.  All three plans are described below.

Pension Plan:  Cash Balance Formula – Post September 1, 1990 Benefit Accruals.  Benefits have been provided under a cash balance formula since September 1, 1990.  Monthly pay credits equal to the Applicable Percentage (in the following table) times Certified Earnings (as defined below) are credited to the retirement accounts each month.  However, pay credits were discontinued effective April 1, 2006.

Sum of Participant’s age plus years of service on the last day of the month	Applicable Percentage
Under 40	2.5%
40 but less than 50	3.5%
50 but less than 60	4.5%
60 but less than 70	5.5%
70 but less than 80	6.5%
80 or more	7.5%

Interest credits are credited to the retirement accounts using the average 5-year U.S. Government bond rate from the preceding calendar year plus 0.25%.  Interest credits continue after April 1, 2006.

Certified Earnings generally include earned income, wages, salaries, and fees (or other amounts) for services rendered in the course of employment.  Also included are annual cash incentives, commissions paid to salespersons, compensation for services on the basis of profits, commissions on insurance premiums, tips and bonuses (but not including payments for referrals), and any pre-tax contributions to the 401(k) plan.  Restricted stock awards are not included in Certified Earnings.

Prior to the April 1, 2006 freeze, cash balance benefits became vested after five years of vesting service, being 0% vested beforehand.

The normal retirement date is age 65.  A participant is eligible for early retirement if termination occurs after attainment of age 55 with at least five years of vesting service.  A Participant is eligible for vested terminated benefits if termination occurs after attainment of at least five years of vesting service.  In either case, distribution of the cash balance account balance can occur immediately upon termination.  The amount of the distribution depends upon the payment form elected and is actuarially equivalent to the account balance earned as of the date of distribution.

Mr. Pulles is currently eligible for early retirement under the Pension Plan.  His Pension Plan account balance at October 1, 2007 was $231,165.

The normal payment form is the life only annuity.  A variety of other payment forms are available (including the lump sum option), all equivalent in value if paid over an average lifetime.

The present value of the accumulated benefit displayed in the Pension Benefits Table is the discounted value of the projected account balance at age 65 (projected with interest credits only).  The value of the accumulated benefit was determined using assumptions consistent with those used for 2007 financial reporting purposes under Financial Accounting Standard Board Statement of Financial Accounting Standards (“SFAS”) No. 87 unless otherwise directed by Regulation S-K.  Some of those assumptions are as follows:

•                  Benefits were assumed to commence at age 65.

•                  The assumed form of payment at distribution was the lump sum option.

•                  All benefits and present values are determined as of September 30, 2007 the plan’s SFAS 87 measurement date.

•                  The discount rate used to determine present values is 6.0% at September 30, 2007.

•                  The rate of future interest credits used is 5.0% at September 30, 2007.

•                  No pre-retirement mortality, termination, retirement or disability was assumed.

Pre-1990 Plan Benefit:  Final Average Earnings Formula – Pre September 1, 1990 Benefit Accruals.  The benefits accrued prior to September 1, 1990 were determined under a formula based on years of service and final average earnings. As of August 31, 1990, all benefit accruals under the pre-September 1, 1990 formula were frozen and benefits for all active employees were 100% vested.  A non-participating group annuity contract was purchased for all pre-September 1, 1990 benefits from Nationwide Life Insurance Company.  Nationwide is responsible for benefit payments for benefits earned under this formula.

The normal retirement date is age 65.  A participant is eligible for early retirement if termination occurs after attainment of age 55 with at least five years of vesting service.  A participant is eligible for vested terminated benefits if termination occurs after attainment of at least five years of vesting service.  In either case, the participant may commence benefits as early as age 55.  The age 65 accrued benefit is reduced 4% for each year that benefits commence prior to age 65.

Mr. Pulles is currently eligible for early retirement under the pre-September 1, 1990 formula.  The monthly life only benefit if commenced on October 1, 2007 would be $415.

The normal payment form is the life only annuity. A variety of other payment forms are available, all equivalent in value if paid over an average lifetime.

Since a non-participating group annuity contract was purchased to provide these benefits, TCF is no longer required and does not include the value of these benefits in its annual financial disclosure under SFAS 87.  The present value of the accumulated benefit displayed in the Pension Benefits Table is the discounted value of the life only benefit to commence at age 65.  The present value of the accumulated benefit was determined using assumptions consistent with those otherwise used for cash balance plan financial reporting purposes under SFAS 87 unless otherwise directed by Regulation S-K.  Some of those assumptions are as follows:

•                  Benefits were assumed to commence at age 65.

•                  Participants are assumed to take the Life Only payment option at benefit commencement.

•                  All benefits and present values are determined as of September 30, 2007 the measurement date used for SFAS 87 reporting purposes.

•                  The discount rate used to determine present values is 6.0% at September 30, 2007.

•                  No pre-retirement mortality, termination, retirement or disability was assumed.

•                  Post-retirement mortality is assumed to follow the RP-2000 mortality table with a fixed 10-year projection based on combined rates for active employees and retirees with no collar adjustments.

Pension Supplemental Program.  The Pension Supplemental Program is restorative, meaning it provides the same benefit formula as the Pension Plan except on amounts which exceed qualified plan limits for the Pension Plan under the IRC.  For example, the maximum amount of compensation that can be used to determine a qualified plan benefit is $225,000 for 2007 and $230,000 for 2008.  Like the Pension Plan, pay credits to this Pension Supplemental Program were discontinued effective April 1, 2006.  Interest credits continue after April 1, 2006.

The provisions for vesting, early retirement, Certified Earnings, etc. are exactly the same as those for the Pension Plan.  The provisions for distribution are the same as those for the Pension Plan, subject to IRC Section 409A when applicable.

Mr. Pulles is currently eligible for early retirement under the Pension Supplemental Program.  His account balance at December 31, 2007 was $465,624.

The present value of the benefit displayed in the Pension Benefits Table is the account balance earned as of December 31, 2007.  This valuation is consistent with the methods and measurement date used for 2007 financial reporting purposes under SFAS 87 for the Pension Supplemental Program.

NONQUALIFIED DEFERRED COMPENSATION

The following chart shows certain information for TCF’s two nonqualified account-type plans for the Named Executives.  As explained earlier in the Compensation Discussion and Analysis section of this proxy statement, the Executive Deferred Compensation Plan (referred to as the “Deferred Compensation Plan” in the Table which follows) allowed employee deferrals and investments over the years 1988-2004, but contributions to the Plan were discontinued after 2004 as a result of the enactment of IRC Section 409A.  The ESPP Supplemental Plan shown below is a nonqualified supplemental program for the TCF Employees Stock Purchase Plan, a plan which is a qualified tax or deferred plan under Section 401(k) of the IRC.  The TCF contributions shown on the chart for the ESPP Supplemental Plan are matching contributions at the same rate as under the Employees Stock Purchase Plan.  For further information about these plans refer to the Compensation Discussion and Analysis section of this proxy statement under the heading “Benefits, Retirement and Deferred Compensation Philosophy.”

Nonqualified Deferred Compensation Plan Benefits of the Named Executives

		Contributions in				Aggregate
		Last Fiscal Year		Aggregate	Aggregate	Balance
		(1)		Earnings in Last	Withdrawals/	at Last FYE
		Executive	TCF	Fiscal Year	Distributions	December 31,2007
Name	Plan	($)	($)	($)(2)	($)(3)	($)(4)
Lynn A. Nagorske	Deferred Compensation Plan	$0	$ 0	$ (3,721,250)	$ 423,660	$ 7,963,070
	ESPP Supplemental Plan	$32,995	$32,995	$ (451,188)	$ 50,294	$ 962,732
Thomas F. Jasper	Deferred Compensation Plan	$0	$ 0	$0	$ 0	$ 0
	ESPP Supplemental Plan	$14,725	$11,044	$ (3,951)	$ 532	$ 32,726
Neil W. Brown	Deferred Compensation Plan	$0	$ 0	$ (1,380,460)	$ 157,170	$ 2,905,140
	ESPP Supplemental Plan	$18,594	$13,946	$ (127,916)	$ 14,060	$ 277,168
Gregory J. Pulles	Deferred Compensation Plan	$0	$ 0	$ (2,739,860)	$ 311,930	$ 5,765,950
	ESPP Supplemental Plan	$11,994	$11,994	$ (363,994)	$ 41,086	$ 772,583
Timothy P. Bailey	Deferred Compensation Plan	$0	$ 0	$ (1,841,670)	$ 209,670	$ 3,990,990
	ESPP Supplemental Plan	$10,495	$10,495	$ (131,360)	$ 14,834	$ 292,191

(1)   100% of the executive contributions and TCF contributions were previously reported as salary and all other compensation, respectively, in the Summary Compensation Table on page 35.

(2)   Consists of dividend equivalents and unrealized depreciation on the deemed account investments, primarily TCF Stock.  Refer to the table on page 33 for a listing of the deemed investments of each of the Named Executives.  There were no above-market or preferential earnings or appreciation in 2007 or previous years.

(3)   Consists of dividend equivalents on deemed investments in TCF Stock which were distributed from the Plans in the amounts indicated.  These amounts are also included in the Aggregate Earnings amount in the previous column.

(4)   Includes the following salary and matching contributions to the ESPP Supplemental Plan previously reported as compensation in the Summary Compensation Table for fiscal 2006:  Mr. Nagorske - $132,590; Mr. Brown - $74,720; and Mr. Pulles - $75,380.

Material Information Regarding the Deferred Compensation Plan.

•                  Before 2005, TCF allowed eligible executives to defer payment of their base salary and annual cash incentives as well as grants of restricted stock into the Deferred Compensation Plan.  Effective January 1, 2005, in response to the enactment of IRC Section 409A, deferrals under the Plan were discontinued.

•                  The Deferred Compensation Plan remains in effect for amounts previously deferred through the end of 2004.

•                  TCF did not make any contributions to the Plan, other than payment of administrative expenses.

•                  The accounts of the Named Executives, pursuant to their elections, are primarily or exclusively deemed to be invested in shares of TCF Stock.  These investment elections cannot be changed except in the event of certain change in control events.  Distribution is made in-kind in the form of shares of TCF Stock.

•                  Distributions to executives are generally paid out after termination of employment or upon a change in control in accordance with their elections over no more than 15 years and, in some cases, in lump sum form.  However, dividend equivalents on TCF Stock deemed to be held in an executive’s accounts are distributed to executives at the same time as dividends are paid to stockholders generally.

•                  TCF’s cost of the plan in 2007 was $143,963 for record keeper and trustee expenses.

•                  TCF pays no guaranteed or above-market interest on deferred amounts.  All interest or appreciation on deferred amounts is tied to the assets in which they are deemed to be invested.  Earnings on deemed TCF Stock investments in accounts in 2007 consisted of dividend equivalents of $.97 per share and depreciation of $9.49 per share.

•                  TCF has established a trust fund to accumulate assets for payment of benefits as they come due.

•                  At December 31, 2007, the total deemed investment in TCF Stock under the Deferred Compensation Plan as well as similar deferred compensation plans maintained for senior officers and select employees of TCF affiliates was 3,119,037 shares of TCF Stock valued at $55,924,343.

Material Information Regarding the ESPP Supplemental Plan.

•                  The Named Executives’ covered compensation and contributions under the Employees Stock Purchase Plan are subject to certain limits under Section 401(k) and other sections of the IRC.  The ESPP Supplemental Plan as approved by stockholders in 2006 allows them to make pre-tax contributions from their salary and annual cash incentives at the same rate as under the 401(k) Plan and up to a total of 50% of covered pay and to receive an employer matching contribution at the same rate as under the 401(k) Plan on their contributions up to six percent of pay.

•                  Employee contributions to the ESPP Supplemental Plan made April 1, 2006 and after may be invested, at the employee’s election, in the same investment choices that are available in the Employees Stock Purchase Plan.  Prior to April 1, 2006 all employee contributions were invested in TCF Stock.  Employer matching contributions to the ESPP Supplemental Plan are invested 100% in TCF Stock.

•                  The accounts of the Named Executives consist primarily or exclusively of deemed TCF Stock.  Earnings on deemed TCF Stock investments in the Plan during 2007 consisted of $.97 per share in dividend equivalents and depreciation of $9.49 per share.  Dividend-equivalent distributions are made from the ESPP Supplemental Plan at the same time and at the same rate as to TCF stockholders generally.

•                  The total number of shares of TCF Stock and value of account balances under the 401(k) Plan and the related ESPP Supplemental Plan (including its predecessor supplemental plan before 2005) for the Named Executives as of December 31, 2007 are reported in the Compensation Discussion and Analysis section of this proxy statement under the heading “Benefits, Retirement and Deferred Compensation Philosophy.”

•                  Distributions from the ESPP Supplemental Plan generally occur in a lump sum at termination of employment, or six months thereafter as required by IRC Section 409A for accounts accumulated after 2004.  Deemed investments in TCF Stock selected by the Named Executives generally cannot be changed during employment (except in certain change in control situations) and the shares are distributed in-kind upon termination of employment or six months thereafter.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following charts reflect the general estimated lump sum payments that would be made to the Named Executives in the event of a termination of employment not involving a change in control on December 31, 2007.

Mr. Nagorske:

Type of Termination	Salary Payout	Annual Cash Incentive Payout	Lump Sum Payment
By Company Without Cause	3X Base Salary (1)	3X Annual Cash Incentive (2)	$4,143,990
By Executive for Good Reason	3X Base Salary (1)	3X Annual Cash Incentive (2)	$4,143,990
By Executive – Voluntary	None	None	$ 0
By Company with Cause	None	None	$ 0
Retirement, Death, or Disability	None	Earned to Date of Employment Termination	$ 0

For the other Named Executives (except Mr. Jasper, who does not have an Employment Agreement):

Type of Termination	Salary Payout	Annual Cash Incentive Payout	Lump Sum Payment
By Company Without Cause	2X Base Salary (1)	2X Annual Cash Incentive (2)	(3)
By Executive for Good Reason	2X Base Salary (1)	2X Annual Cash Incentive (2)	(3)
By Executive – Voluntary	None	None	$0
By Company with Cause	None	None	$0
Retirement, Death, or Disability	None	Earned to Date of Employment Termination	$0

(1)        As in effect on the date of termination.

(2)        Average of annual cash incentives paid for the three calendar years preceding the year of employment termination.

(3)        For Mr. Brown – $1,813,340, Mr. Pulles – $1,459,740, and Mr. Bailey – $1,240,080.

The Named Executives would forfeit all outstanding unvested restricted stock awards, except in the case of retirement, death or disability, but would be entitled to receive, in addition to the salary and annual cash incentive payouts indicated, all accumulated and vested benefits disclosed elsewhere in this proxy statement under the Employees Stock Purchase Plan/ESPP Supplemental Plan, the Pension Plan/Pension Supplemental Program, and the Executive Deferred Compensation Plan.  The Named Executives would not be entitled to ongoing perquisites after employment termination but would be entitled to continuation benefits coverage available to TCF employees generally.  Continuing medical coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), if elected, is at Company expense.

Change in Control-Related Payments

The following table shows estimated lump sum payments in the event of a change in control.  The amounts shown assume an employment termination and change in control, or a change in control absent employment termination, effective as of December 31, 2007.  Payout amounts shown are estimates.  Actual amounts to be paid out can only be determined at the actual date of the executive’s separation from service or of the change in control.

	Type of Employment Termination or Other Event: Description of Payments
Type of Compensation	By Company Without Cause: 3X Salary and Bonus plus Vesting of Restricted Stock	Death, Disability, or By Company With Cause: Vesting of Restricted Stock Only	Voluntary Resignation (2) : 3X Salary and Bonus plus Vesting of Restricted Stock	Due on Change in Control Without Employment Termination: Vesting of Restricted Stock Only
Mr. Nagorske
Base Salary ($700,000)	$2,100,000	$ 0	$2,100,000	$ 0
Average Annual Bonus ($681,330) (1)	$2,043,990	$ 0	$2,043,990	$ 0
Vesting of Stock Awards (4)	$1,434,400	$1,434,400	$1,434,400	$1,434,400
Excise Tax & Gross-Up	$ 0	$ 0	$ 0	$ 0
Total (3)	$5,578,390	$1,434,400	$5,578,390	$1,434,400

Type of Employment Termination or Other Event: Description of Payments
Type of Compensation	By Company Without Cause or By Executive for Good Reason: 2X Salary and Bonus plus Vesting of Restricted Stock		By Company With Cause: Vesting of Restricted Stock Only	Certain Voluntary Resignation (2): 2X Salary and Bonus plus Vesting of Restricted Stock	Due on Change in Control Without Employment Termination: Vesting of Restricted Stock Only
Mr. Jasper
Base Salary ($250,000)	$ 500,000		$ 0	$ 500,000	$ 0
Average Annual Bonus ($242,750) (1)	$ 485,500		$ 0	$ 485,500	$ 0
Vesting of Stock Awards (4)	$ 537,900	(5)	$ 179,300	$ 179,300	$ 179,300
Excise Tax & Gross-Up	$ 572,004		$ 0	$ 471,054	$ 0
Total (3)	$2,095,404		$ 179,300	$1,635,854	$ 179,300
Mr. Brown
Base Salary ($460,000)	$ 920,000		$ 0	$ 920,000	$ 0
Average Annual Bonus ($446,667) (1)	$ 893,340		$ 0	$ 893,340	$ 0
Vesting of Stock Awards (4)	$ 986,150		$ 986,150	$ 986,150	$ 986,150
Excise Tax & Gross-Up	$ 0		$ 0	$ 0	$ 0
Total (3)	$2,799,490		$ 986,150	$2,799,490	$ 986,150
Mr. Pulles
Base Salary ($350,000)	$ 700,000		$ 0	$ 700,000	$ 0
Average Annual Bonus ($379,870) (1)	$ 759,740		$ 0	$ 759,740	$ 0
Vesting of Stock Awards (4)	$ 896,500		$ 896,500	$ 896,500	$ 896,500
Excise Tax & Gross-Up	$ 0		$ 0	$ 0	$ 0
Total (3)	$2,356,240		$ 896,500	$2,356,240	$ 896,500
Mr. Bailey
Base Salary ($325,000)	$ 650,000		$ 0	$ 650,000	$ 0
Average Annual Bonus ($295,040)(1)	$ 590,080		$ 0	$ 590,080	$ 0
Vesting of Stock Awards (4)	$ 806,850		$ 806,850	$ 806,850	$ 806,850
Excise Tax & Gross-Up	$ 0		$ 0	$ 0	$ 0
Total (3)	$2,046,930		$ 806,850	$2,046,930	$ 806,850

(1)             Consists of actual three year historical average of bonuses paid for years 2007, 2006, and 2005.

(2)             For Mr. Nagorske, limited to voluntary resignation within 24 months after a change in control.  For the Named Executives other than Mr. Nagorske, limited to a voluntary resignation within the 30-day period that begins 11 months after a change in control.

(3)    The Named Executives would be entitled to receive upon employment termination scenarios, in addition to the payments indicated, accumulated and vested benefits under the Employees Stock Purchase Plan/ESPP Supplemental Plan, the Pension Plan/Pension Supplemental Program, and the Executive Deferred Compensation Plan and continuation benefits available to employees generally, as reported elsewhere in this proxy statement.  There is no enhancement or acceleration of these benefits upon a change in control except that the Executive Deferred Compensation Plan allows a participant to elect no later than one year prior to the change in control to have the account balance paid out upon a change in control even if that date is earlier than employment termination.

(4)    The Year 2000 Stock Award based on fiscal 2007 EPS is not included in this calculation since it vested in January 2008.

(5)    Mr. Jasper’s payment included vesting of non performance-based restricted stock awards.

Material Information About Payments in the Event of a Change in Control

•             Mr. Nagorske has a contract under which he is entitled to the following severance payments if his employment ends (other than by the Company for cause, or by death or disability) during the period from 6 months before to 24 months after a change in control or he resigns with or without cause within 24 months after a change in control:

•             A cash payment equal to three times his annual salary and average bonus over the last three years.

•             A non-cash benefit in the form of vesting of all unvested stock grants.  Vesting of stock grants occurs upon a change in control, regardless of whether or not his employment is terminated.

•             Continuation of medical coverage for the full COBRA period at TCF expense, if retiree medical is not elected.

•             If Mr. Nagorske becomes subject to an excise tax under IRC Section 280G, he is entitled to receive reimbursement for this tax and additional sums to make up for any resulting additional tax amounts so that there is no net cost to him from the excise tax (“excise tax gross-up”).

•             The other four Named Executives have severance contracts under which in general they are entitled to the following severance payments if their employment ends (other than by the Company for cause or by death or disability) during the period from 6 months before to 24 months after a change in control, if they terminate employment for “good reason” 6 months before to 24 months after a change in control, or if they resign with or without cause during the 30-day period immediately preceding the first anniversary of a change in control:

•             A cash payment equal to two times their annual salary and average bonus over the last three years.

•             A non-cash benefit in the form of vesting of all unvested stock grants.  Vesting of stock grants occurs upon a change in control, regardless of whether or not the executive’s employment is terminated.

•             If the executive becomes subject to an excise tax under IRC Section 280G, he is entitled to receive excise tax gross-up.

•             Continuation of medical coverage for the full COBRA period at TCF expense, if retiree medical is not elected.

•             The other four Named Executives are generally subject to covenants not to compete for one year after termination of employment after a change in control other than a termination by the Company without cause or a termination by the executive for good reason, as defined in the agreements.

Provisions of the Principal Executive Officer’s Employment Agreement.  On October 17, 2007, TCF Financial and Mr. Nagorske entered into an amended and restated Employment Agreement (and a Change in Control Agreement effective January 1, 2008) that superseded the prior agreements for a term of one year, with automatically renewing terms of one year each after the first year, on the following terms:

•                  Salary of $700,000 annually, subject to increase by the Compensation Committee of the Board.

•                  Annual cash incentive as agreed to and approved by the Compensation Committee of the Board, currently up to 200% of salary.  Annual cash incentives are performance-based under Code Section 162(m).

•                  Stock grants as approved by the Compensation Committee of the Board from time to time.

•                  Perquisites, as approved annually by the Compensation Committee of the Board.

•                  Participation in the same benefit plans as apply to TCF employees generally, and on the same terms and conditions.

•                  Severance payment rights as set forth in the charts on page 43.

•                  Mr. Nagorske is subject to a covenant not to compete for one year after termination of employment unless such termination is by the Company without cause, by Mr. Nagorske for good reason, as defined in the agreement, or within 6 months before or 24 months after a change in control.  He is subject to a non-solicitation covenant for one year after a termination of employment by the Company or Mr. Nagorske prior to a change in control.

Provisions of Other Named Executives’ Employment Agreements.  The other Named Executives except Mr. Jasper entered into amended and restated Employment Agreements with TCF Financial on October 17, 2007, effective January 1, 2008, for terms of one year, with automatically renewing terms of one year each after the first year, with specified salary, annual bonus opportunity and periodic stock grant opportunities as approved by the Compensation Committee, perquisites as approved by the Principal Executive Officer, and participation in the same benefit plans as apply to TCF employees generally.  They are subject to non-compete and non-solicitation covenants generally for one year after termination of employment and have severance payment rights as set forth in the charts on page 43.

Indemnification Rights.  Indemnification rights are provided to the Named Executives under TCF Financial’s Articles of Incorporation and Bylaws to the extent allowed under Delaware General Corporation Law and per TCF’s Directors and Officers Insurance.

EQUITY COMPENSATION PLANS APPROVED BY STOCKHOLDERS

The following chart is provided with information as of December 31, 2007:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	144,050	$13.91	3,793,763

Equity compensation plans not approved by security holders	0	0	0
Total	144,050	$13.91	3,793,763

The chart does not include rights under TCF’s Shareholder Rights Plan dated May 12, 1999.

PROPOSAL 2:  APPROVE A SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE CLASSIFIED BOARD STRUCTURE AND PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS

We are asking stockholders to approve a Second Amended and Restated Certificate of Incorporation that will amend certain provisions of our existing Certificate of Incorporation in order to phase out classification of the Board and to make conforming changes within the document and to correct typographical errors.  Under the current classified Board structure, sometimes referred to as a “staggered Board,” the Directors are divided into three classes, with each class serving a term expiring in the third year after the election of that class.

If the amendments are approved, Directors will be elected to one-year terms of office commencing with Directors elected at the 2008 Annual Meeting of Stockholders.  If the amendments are not approved, the Board will remain classified, and Directors nominated for election at the 2008 Annual Meeting would be elected as members of Class III, to a term expiring in 2011.  Whether or not the amendments are approved, Directors other than those nominated for election at the 2008 Annual Meeting would continue to serve the remainder of their existing three-year terms.  This proposal will not change the present number of Directors, nor the Board’s authority to change the number of Directors or to fill any Board vacancies or newly created directorships.

The affirmative vote of at least eighty percent (80%) of the total votes eligible to be cast at a legal meeting is required for the approval of this Proposal No. 2.

The text of the proposed amendments to TCF’s existing Restated Certificate of Incorporation is attached to this Proxy Statement as Appendix I, with deletions indicated by strike-outs and additions indicated by underlining.  If approved, the Second Amended and Restated Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which the TCF plans to do promptly upon stockholder approval of Proposal No. 2.

If the Stockholders approve Proposal No. 2, the Board of Directors intends to adopt conforming amendments to the TCF Financial Corporation Bylaws.  Such amendments would become effective only upon approval of Proposal No. 2 by the stockholders.

The Board of Directors of TCF Financial Corporation and its Compensation/Nominating/Corporate Governance Committee has evaluated the merits of Proposal No. 2, which was the subject of a recommendation by a stockholder, balanced against the merits of having a classified Board.  While the Board believes that the classified Board structure has promoted stability and the retention of experienced Directors, it has determined that in light of corporate governance trends and investor preferences, it should submit elimination of the classified Board to stockholders for a vote.

What is the Board’s Recommendation on Voting on This Proposal?   The Board unanimously recommends that TCF stockholders vote “For” this Proposal.

PROPOSAL 3:  ADVISORY VOTE ON TCF FINANCIAL’S APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed the firm of KPMG LLP, independent registered public accountants, to audit the financial statements of TCF Financial and its subsidiaries for the fiscal year ending December 31, 2008.

A proposal consisting of an advisory vote on the appointment of KPMG LLP will be presented to the stockholders at the Annual Meeting.  Such a vote is not required but is being solicited by TCF Financial in order to determine if the stockholders approve of KPMG LLP as TCF Financial’s independent registered public accountants.  Pursuant to the Sarbanes-Oxley Act of 2002, the Audit Committee’s appointment of KPMG LLP is not contingent upon obtaining stockholder approval.  In the event of a negative vote by stockholders, the Committee will take such vote into consideration in determining whether to continue to retain KPMG LLP.  Representatives of KPMG LLP are expected to be present at the Annual Meeting and to be available to respond to appropriate questions.  The representatives will also be provided an opportunity to make a statement, if they so desire.

What is the Board’s Recommendation on Voting on This Proposal?   The Board unanimously recommends that TCF Financial stockholders vote “For” approving the appointment of KPMG LLP.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements with management and discussed the independence of KPMG LLP (“KPMG”), our independent registered public accountants, with representatives of such accounting firm.  The Audit Committee also discussed with KPMG the matters required by Statement on Auditing Standards No. 114, The Auditor’s Communication With Those Charged With Governance.

Based on the review and discussions above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the TCF Financial Corporation Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC.

Fees paid to our independent registered public accountant, KPMG, for the years ended December 31, 2006 and 2007 are as follows:

	2006	2007

Audit Fees (1)	$975,000	$950,750

Audit Related Fees (2)	$20,000	$21,000

Tax Fees (3)	$64,250	$42,500

All Other Fees	$0	$0

TOTAL	$1,059,250	$1,014,250

(1)  Includes fees for annual audit, quarterly reviews, separate opinions, statutory audits and comfort letters.

(2)  Audit Related Fees were due to employee benefit plan audits.

(3)  Tax Fees related to the preparation of tax returns and consultation on other corporate tax matters.

The Audit Committee has considered all fees for non-audit services to be compatible with maintaining the registered public accountants’ independence.

The Board of Directors has adopted a written charter for the Audit Committee, which was amended January 23, 2006.

Pre-approval Process.  The Audit Committee is responsible for pre-approving all audit and non-audit services.  In the event that approval is required prior to a regularly scheduled Audit Committee meeting, the Audit Committee Chairman is authorized to pre-approve audit and non-audit services, provided the aggregate fees for the services approved by the Chairman since the prior Committee approvals shall not exceed $250,000.  Any services pre-approved by the Chairman will be reported to the full Audit Committee at its next scheduled meeting.  Since the passage of the Sarbanes-Oxley Act of 2002, 100% of all services provided by KPMG (including all of the services on the foregoing chart) have been pre-approved by the Audit Committee pursuant to its procedures.

Each member of the Audit Committee is independent, as independence is defined in Section 303A of the listing standards of the NYSE.

BY THE AUDIT COMMITTEE:

Gerald A. Schwalbach, Chair

George G. Johnson

Douglas A. Scovanner

ADDITIONAL INFORMATION

How Can Stockholders Submit Proposals and Nominate Directors for Next Year’s Meeting?   If you are a stockholder and you wish to have a proposal or Director nomination included in TCF Financial’s proxy statement and form of proxy for its Annual Meeting in 2009, you must submit your request in writing to the Secretary of TCF Financial no later than November 5, 2008.  We suggest that you send any such proposals by certified mail.  The Board has the right to review stockholder proposals to determine if they meet the requirements for being included in the proxy statement as established by the SEC.  Also, see TCF Financial’s policy entitled “Director Nominations” on page 7 of this proxy statement.

Proposals not included in proxy mailings may be submitted to next year’s Annual Meeting if they meet the requirements of the Bylaws of TCF Financial.  Stockholders must deliver a notice of a proposal to the Secretary of TCF Financial by the deadline.  The deadline is at least 60 days, but not more than 90 days before the Annual Meeting, but if TCF Financial gives less than 70 days notice of the Annual Meeting, the deadline is ten days after the earlier of the date the notice of the Annual Meeting date was mailed or public disclosure of the Annual Meeting date was made.  Stockholders can nominate Directors at an Annual Meeting if the nomination is submitted to the Secretary of TCF Financial by the same deadline as applies to other stockholder proposals (generally, no later than 60 days before the scheduled Meeting date) and if the nomination satisfies the informational and other requirements in the Bylaws of TCF Financial as determined by the Board.  If next year’s Annual Meeting is held on the fourth Wednesday in April, the deadline for submission of a proposal or nomination of a Director for next year’s Annual Meeting would be on or about February 20, 2009.  TCF Financial reserves the right to vote all proxies as it determines in its discretion on any stockholder proposals or nominations, pursuant to authority provided on the proxy card.

How Can Stockholders Get Copies of TCF Financial’s Annual Report?  TCF Financial is furnishing with this proxy statement a copy of its 2007 Annual Report including financial statements.  STOCKHOLDERS MAY RECEIVE A FREE COPY OF TCF FINANCIAL’S 2007 ANNUAL REPORT ON FORM 10-K.  If you wish to receive a copy, please send a written request to the Corporate Secretary of TCF Financial at the corporate address on page 1 of this proxy statement.  If you want copies of exhibits to the 2007 Annual Report on Form 10-K, a reasonable charge may be made for the expense.  You can also visit our website at www.tcfbank.com for free access to SEC filings by clicking on “About TCF,” then clicking on “Investor Relations,” and then clicking on “SEC Filings.”

Delivery of Documents (Proxy Statements and/or Annual Reports) to Stockholders Sharing an Address (Householding).  TCF Financial has elected to combine mailings to stockholders living at the same address, as permitted under the rules of the SEC.  Consequently, only one proxy statement and one annual report are being delivered to multiple stockholders sharing an address unless TCF Financial has received contrary instructions from one or more of the stockholders.  TCF Financial will deliver promptly upon written or oral request a separate copy of its 2007 Annual Report on Form 10-K or this proxy statement to a shared address to which a single copy of the documents was delivered.  You may direct any requests for separate copies to the Corporate Secretary of TCF Financial at the corporate address on page 1 of this proxy statement.  If you reside at the same address as another stockholder and you prefer to receive your own set of the annual report and/or proxy statement in the future, you may contact TCF’s transfer agent, Computershare Trust Company, N.A. by calling its toll-free number (800) 443-6852 or writing to them at P.O. Box 43078, Providence, RI  02940-3078.  Your request will be effective 30 days after receipt.  If you are currently receiving multiple copies of the proxy statement and annual report and prefer to receive a single set for your household, you may also contact Computershare Trust Company, N.A., at the phone number or address above.

APPENDIX I

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TCF FINANCIAL CORPORATION

As amended through April ~~29, 1998~~      , 2008

RESTATED CERTIFICATE OF INCORPORATION

OF

TCF FINANCIAL CORPORATION

(INCORPORATED APRIL 28, 1987)

Pursuant to ~~Section~~Sections 242 and 245 of the

General Corporation Law of Delaware

TCF Financial Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

ARTICLE 1.                   CORPORATE TITLE; AMENDMENT AND RESTATEMENT

                    The name of the Corporation is TCF Financial Corporation. The date of filing of its original Certificate of Incorporation with the Secretary of State was April 28, 1987 with Restated Certificates of Incorporation filed on June 29, ~~1987 and August 11, 1987. This Restatement~~1987, August 11, 1987 and April 29, 1998.  This Second Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of TCF Financial Corporation and approved by the stockholders pursuant to ~~Section~~Sections 242 and 245 of the General Corporation Law of Delaware (the ~~`~~”Delaware Corporation Law”). This ~~restatement only~~Second Amended and Restated Certificate of Incorporation restates and integrates and ~~does not~~ further ~~amend~~amends the provisions of the ~~corporation~~Corporation’s certificate of incorporation as heretofore amended or supplemented~~, and there is no discrepancy between those provisions and the provisions of this Restated Certificate~~.

ARTICLE 2.                   ADDRESS

                    The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE 3.                   PURPOSE

                    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware Corporation Law.

ARTICLE 4.                   CAPITAL STOCK

                    A.                AUTHORIZED SHARES

                    The total number of shares of all classes of stock which the Corporation shall have the authority to issue is three hundred ten million (310,000,000) shares, $.01 par value, divided into two classes of which two hundred eighty million (280,000,000) shares shall be Common Stock (hereinafter the “Common Stock”) and thirty million (30,000,000) shares shall be Preferred Stock (hereinafter the “Preferred Stock”). The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote without a separate vote of the holders of Preferred Stock as a class.

                    B.                 COMMON STOCK

                    Subject to the rights of the holders of shares of any series of the Preferred Stock, and except as may be expressly provided with respect to the Preferred Stock or any series thereof herein or in a resolution of the Board of Directors establishing such series or by law:

                                         (1)                the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property, or in shares of the Corporation’s capital stock.

                                         (2)                Each share of Common stock shall be entitled to one vote for the election of directors and on all other matters requiring stockholder action.

                    C.                 PREFERRED STOCK

                    The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock shall be as follows:

                                         (1)                The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited (including, without limitation, more than one vote, less than one vote or one vote per share and the ability to vote separately as a class or together with all or some of the other classes or series of capital stock on all or certain of the matters to be voted on by the stockholders of the Corporation), or no voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, including, but not limited to, the following:

                                                             (a)                the designation and number of shares constituting such series;

                                                             (b)               the dividend rate or rates of such series, if any, or the manner of determining such rate or rates, if any, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock and whether such dividends shall be cumulative or non-cumulative, and, if cumulative, from which date or dates;

                                                             (c)                whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

                                                             (d)               the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

                                                             (e)                whether the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation, and, if provision be made for conversion or exchange, the time, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

                                                             (f)                the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise, and if so entitled, the number of votes to which such holder is entitled, with respect to the election of directors or otherwise;

                                                             (g)               the restrictions, if any, on the issue or reissue of any additional series of Preferred Stock; and

                                                             (h)               the rights, if any, of the holders of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up.

                                         (2)                Subject to any limitations or restrictions stated in the resolution or resolutions of the Board of Directors originally fixing the number of shares constituting a series, the Board of Directors may by resolution or resolutions likewise adopted increase or decrease (but not below the number of shares of the series then outstanding) the number of shares of the series subsequent to the issue of that series, and in case the number of shares of any series shall be so decreased the shares constituting the decrease shall resume that status which they had prior to the adoption of the resolution originally fixing the number of shares.

ARTICLE 5.                   ACQUISITION OF STOCK

                                         [Omitted]

ARTICLE 6.                   INCORPORATOR

                                         [Omitted]

ARTICLE 7.                   BOARD OF DIRECTORS

                    A.                NUMBER OF DIRECTORS

                    The business and affairs of the Corporation shall be managed by or under the direction of a board of directors (the “Board of Directors”). The authorized number of directors shall consist of not fewer than seven nor more than twenty-five directors. Within such limits, the exact number of directors shall be fixed from time to time pursuant to a resolution adopted by a majority of the Continuing Directors (as defined hereinafter in Article 8).

                    B.                 ELECTION OF DIRECTORS

                    Except as otherwise designated pursuant to the provisions of Article 4 relating to the rights of the holders of any class or series of Preferred Stock, the directors of the Corporation shall be ~~divided into three classes, as nearly equal in number as possible: the first class, the second class and the third class. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; PROVIDED, HOWEVER, that the directors first elected to the first class shall serve for a term ending upon the election of directors at the annual meeting next following the end of the calendar year 1987, the directors first elected to the second class shall serve for a term ending upon the election of directors at the second annual meeting next following the end of the calendar year 1987, and the directors first elected to the third class shall serve for a term ending upon the election of directors at the third annual meeting next following the end of the calendar year 1987.    At each annual election, the successors to the class of directors whose term expires at that time shall be elected by the stockholders to hold office for a term of three years (or until their successors are elected and qualified) to succeed those directors whose term expires, so that the term of one class of directors shall expire each year, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall have designated one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes of directors.    Notwithstanding the requirement that the three classes of directors shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior resignation, disqualification, or removal from office.~~elected at the annual meeting of the stockholders.  Notwithstanding the foregoing, directors currently serving the Corporation as members of its classified board of directors shall continue to the completion of their respective terms, at which time election of successors will take place on an annual basis.  Current Class III directors shall continue to serve until the annual meeting of the stockholders in 2008, current Class I Directors shall continue to serve until the 2009 meeting, and current Class II directors shall continue to serve until the 2010 meeting.  Commencing with the annual meeting of stockholders in 2010, all directors shall be elected annually and the Corporation will not have a classified board.  Each director shall hold office until the director’s successor is elected and qualified, or until the director’s earlier resignation, disqualification, or removal from office.

                    C.                 NEWLY CREATED DIRECTORSHIPS AND VACANCIES

                    Except as otherwise designated pursuant to the provisions of Article 4 relating to the rights of the holders of any class or series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by the affirmative vote of a majority of the Continuing Directors (as defined hereinafter in Article 8), or if there be no Continuing Directors, by the affirmative vote of a majority of directors then in office, although less than a quorum, or by the sole remaining director, or, in the event of the failure of the Continuing Directors, the directors, or the sole remaining director so to act, by the stockholders at the next election of directors; PROVIDED THAT, if the holders of any class or classes of stock or series thereof of the Corporation, voting separately, are entitled to elect one or more directors, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.  Directors so chosen shall hold office ~~for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires.~~until the director’s successor is elected and qualified or until the director’s earlier resignation, disqualification or removal from office.  A director elected to fill a vacancy by reason of an increase in the number of directorships shall be elected by a majority vote of the directors then in office, although less than a quorum of the Board of Directors, to serve until the ~~next election of the class for which such director shall have been chosen. If the number of directors is changed, any increase or decrease shall be apportioned among the three classes so as to make all classes as nearly equal in number as possible. If, consistent with the preceding requirement, the increase or decrease may be allocated to more than one class, the increase or decrease may be allocated to any such class the Board of Directors selects in its discretion.~~director’s successor is elected and qualified or until the director’s earlier resignation, disqualification or removal from office.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                    D.                REMOVAL

                    A director may be removed only for cause, as determined by the affirmative vote of the holders of at least a majority of the shares then entitled to vote in an election of directors, which vote may only be taken at a meeting of stockholders (and not by written consent), the notice of which meeting expressly states such purpose. Cause for removal shall be deemed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of such director’s duty to the Corporation and such adjudication is no longer subject to direct appeal.

ARTICLE 8.                   CERTAIN BUSINESS COMBINATIONS

                    A.                HIGHER VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS

                    In addition to any affirmative vote of holders of a class or series of capital stock of the Corporation required by law or the provisions of this Certificate of Incorporation, and except as otherwise expressly provided in Paragraph B of this Article 8, a Business Combination (as hereinafter defined) with, or upon a proposal by, a Related Person (as hereinafter defined) shall be approved only upon the affirmative vote of the holders of at least eighty percent (80%) of the Voting Stock (as hereinafter defined) of the Corporation voting together as a single class, excluding all shares of Voting Stock beneficially owned or controlled by a Related Person. Such affirmative vote shall be required notwithstanding the fact that no vote may be required by law or regulation, or that a lesser percentage may be specified, by law or regulation.

                    B.                 WHEN HIGHER VOTE IS NOT REQUIRED

                    The provisions of Paragraph A of this Article 8 shall not be applicable to any particular Business Combination and such Business Combination shall require only such affirmative vote as is required by law, regulation or any other provision of this Certificate of Incorporation, if all of the conditions specified in any one of the following Subparagraphs (1), (2), or (3) are met:

                                         (1)                Approval by directors. The Business Combination has been approved by a vote of a majority of the Continuing Directors (as hereinafter defined); or

                                         (2)                Combination with subsidiary. The Business Combination is solely between the Corporation and a direct or indirect subsidiary of the Corporation and such Business Combination does not have the direct or indirect effect set forth in Paragraph C(2)(e) of this Article 8; or

                                         (3)                Price and procedural conditions. The proposed Business Combination will be consummated within three years after the date the Related Person became a Related Person (the “Determination Date”) and all of the following conditions have been met:

                                                             (a)                The aggregate amount of cash and fair market value (as of the date of the consummation of the Business Combination) of consideration other than cash, to be received per share of Common Stock in such Business Combination by holders thereof shall be at least equal to the highest of the following: (i) the highest per share price (with appropriate adjustments for recapitalizations, reclassifications (including stock splits and reverse stock splits), and stock dividends), including any brokerage commissions, transfer taxes and soliciting dealers’ fees, paid by the Related Person for any shares of Common Stock acquired by it, including those shares acquired by the Related Person before the Determination Date, or (ii) the fair market value of the common stock of the Corporation (as determined by the Continuing Directors) on the date the Business Combination is first proposed (the “Announcement Date”).

                                                             (b)               The aggregate amount of cash and fair market value (as of the date of the consummation of the Business Combination) of consideration other than cash, to be received per share of any class or series of Preferred Stock in such Business Combination by holders thereof shall be at least equal to the higher of the following: (i) the highest per share price (with appropriate adjustments for recapitalizations, reclassifications (including stock splits and reverse stock splits), and stock dividends), including any brokerage commissions, transfer taxes and soliciting dealers’ fees, paid by the Related Person for any shares of such class or series of Preferred Stock acquired by it, including those shares acquired by the Related Person before the Determination Date; (ii) the fair market value of such class or series of Preferred Stock of the Corporation (as determined by a majority of the Continuing Directors) on the Announcement Date; and (iii) the highest preferential amount per share of such class or series of Preferred Stock to which the holders thereof would be entitled in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (regardless of whether the Business Combination to be consummated constitutes such an event).

                                                             (c)                The consideration to be received by holders of a particular class or series of outstanding Common or Preferred Stock shall be in cash or in the same form as the Related Person has previously paid for shares of such class or series of stock. If the Related Person has paid for shares of any class or series of stock with varying forms of consideration, the form of consideration given for such class ~~of~~or series of stock in the Business Combination shall be either cash or the form used to acquire the largest number of shares of such class or series of stock previously acquired by it.

                                                             (d)               No Extraordinary Event (as hereinafter defined) occurs after the Related Person has become a Related Person and prior to the consummation of the Business Combination.

                                                             (e)                A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) is mailed to stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required pursuant to such Act or subsequent provisions, although such proxy or information statement need be filed with the Securities and Exchange Commission only if a filing is required by such Act or subsequent provisions) and shall contain at the front thereof in a prominent place the recommendations, if any, of a majority of the Continuing Directors as to the advisability or inadvisability of the Business Combination and of any investment banking firm selected by a majority of the Continuing Directors as to the fairness of the Business Combination from the point of view of the stockholders of the Corporation other than the Related Person.

                    C.                 CERTAIN DEFINITIONS

                    For purposes of this Article 8, and such other Articles of this Certificate of Incorporation that specifically incorporate by reference the definitions contained in this Article 8:

                                         (1)                “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of ~~1934 is~~1934, as the same shall be in effect ~~on January 1, 1987.~~from time to time.

                                         (2)                “Business Combination” shall mean any of the following transactions, when entered into by the Corporation or a direct or indirect subsidiary of the Corporation with, or upon a proposal by, a Related Person:

                                                             (a)                the acquisition, merger or consolidation of the Corporation or any direct or indirect subsidiary of the Corporation; or

                                                             (b)               the sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one or a series of transactions) of any assets of the Corporation or any direct or indirect subsidiary of the Corporation having an aggregate fair market value of $10,000,000 or more; or

                                                             (c)                the issuance or transfer by the Corporation or any direct or indirect subsidiary of the Corporation (in one or a series of transactions) of securities of this Corporation or that subsidiary having an aggregate fair market value of $10,000,000 or more; or

                                                             (d)               the adoption of a plan or proposal for the liquidation or dissolution of the Corporation or any direct or indirect subsidiary of the Corporation; or

                                                             (e)                any reclassification of securities (including a stock split or reverse stock split), recapitalization, consolidation or any other transaction (whether or not involving a Related Person) which has the direct or indirect effect of increasing the voting power, whether or not then exercisable, of, a Related Person in any class or series of capital stock of the Corporation or any direct or indirect subsidiary of the Corporation; or

                                                             (f)                any agreement, contract or other arrangement providing directly or indirectly for any of the foregoing or any amendment or repeal of this Article 8.

                                         (3)                “Continuing Director” shall mean (a) if a Related Person exists, any member of the Board of Directors of the Corporation who is not a Related Person or an Affiliate or Associate of a Related Person and who was a member of the Board of Directors immediately prior to the time that a Related Person became a Related Person, and any successor to a Continuing Director who is not a Related Person or an Affiliate or Associate of a Related Person and is recommended to succeed a Continuing Director by a majority of the Continuing Directors who are then members of the Board of Directors; and (b) if a Related Person does not exist, any member of the Board of Directors.

                                         (4)                “Extraordinary Event” shall mean, as to any Business Combination and Related Person, any of the following events that is not approved by a majority of the Continuing Directors:

                                                             (a)                any failure to declare and pay at the regular date therefor any full quarterly dividend (whether or not cumulative) on outstanding Preferred Stock; or

                                                             (b)               any reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock); or

                                                             (c)                any failure to increase the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including a stock split or reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of the Common Stock; or

                                                             (d)               the receipt by the Related Person, after the Determination Date, of a direct or indirect benefit (except proportionately as a stockholder) from any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any direct or indirect subsidiary of the Corporation, whether in anticipation of or in connection with the Business Combination or otherwise.

                                         (5)                The term “person” shall mean any individual, corporation, partnership, bank, association, joint stock company, trust, syndicate, unincorporated organization or similar company, or a group of “persons” acting or agreeing to act together for the purpose of acquiring, holding, voting or disposing of securities of the Corporation, including any group of “persons” seeking to combine or pool their voting or other interests in the equity securities of the Corporation for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement whether written or otherwise.

                                         (6)                “Related Person” shall mean any person (other than the Corporation, a direct or indirect subsidiary of the Corporation, or any profit sharing, employee stock ownership or other employee benefit plan of the Corporation or a direct or indirect subsidiary of the Corporation or any trustee of or fiduciary with respect to any such plan acting in such capacity) that is the direct or indirect beneficial owner (as defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of ~~1934~~1934, as the same shall be in effect ~~on January 1, 1987~~from time to time) of more than ten percent (10%) of the outstanding Voting Stock of the Corporation, and any Affiliate or Associate of any such person.

                                         (7)                “Voting Stock” shall mean all outstanding shares of the Common or Preferred Stock of the Corporation entitled to vote generally in the election of directors.

                                         (8)                In the event of any Business Combination in which the Corporation survives, the phrase “consideration other than cash” as used in Paragraphs B(3)(a) and B(3)(b) of this Article 8 shall include the shares of Common Stock and/or the shares of any other class of Preferred Stock retained by the holders of such shares.

                                         (9)                A majority of the Continuing Directors shall have the power to make all determinations with respect to this Article 8, including, without limitation, the transactions that are Business Combinations, the persons who are Related Persons, the time at which a Related Person became a Related Person, and the fair market value of any assets, securities or other property, and any such determinations of such Continuing Directors shall be conclusive and binding.

                    D.                NO EFFECT ON FIDUCIARY OBLIGATIONS OF RELATED PERSONS

                    Nothing contained in this Article 8 shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

ARTICLE 9.                   ACTION BY WRITTEN CONSENT

                    Except for the removal of a director pursuant to Article 7 hereof, any action required to be taken or which may be taken at any annual or special meeting of the stockholders of the Corporation may be taken by written consent without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders of the Corporation entitled to vote thereon.

ARTICLE 10.                 SPECIAL MEETINGS

                    Special meetings of the stockholders may only be called by a majority of the Continuing Directors (as defined in Article 8).

ARTICLE 11.                 BYLAWS

                    Bylaws may be adopted, amended or repealed by (i) the affirmative vote of the holders of at least eighty percent (80%) of the total votes eligible to be cast at a stockholders’ meeting duly called and held or (ii) a resolution adopted by the Board of Directors, including a majority of the Continuing Directors (as defined in Article 8).

ARTICLE 12.                 LIMITATION OF DIRECTORS’ LIABILITY

                    A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Corporation Law, or (iv) for any transaction from which the director derives any improper personal benefit. If the Delaware Corporation Law is amended after the formation of this Corporation to permit the further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware ~~General~~ Corporation Law, as so amended. Any repeal or modification of this Article 12 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE 13.                 INDEMNIFICATION

                    A.                Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or a subsidiary thereof or is or was serving at the request of the Corporation, as a director, officer, partner, member or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, partner, member or trustee or in any other capacity while so serving, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware Corporation Law, as the same exists or may hereinafter be amended (but, in the case of any such amendment to the Delaware Corporation Law, the right to indemnification shall be retroactive only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law prior to such amendment permitted the Corporation to provide), against all expense, liability, and loss (including, without limitation, attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement thereof) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, partner, member or trustee and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in Paragraph B hereof with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Paragraph A shall be a contract right and shall include the right to be paid the expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, if the Delaware Corporation Law so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Paragraph A or otherwise. Such right to indemnification and the payment of expenses incurred in defending a proceeding in advance of the final disposition may be conferred upon any person who is or was an employee or agent of the Corporation or a subsidiary thereof or is or was serving at the request of the Corporation as an employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, if, and to the extent, authorized by the Bylaws or the Board of Directors, and shall inure to the benefit or his or her heirs, executors and administrators.

                    B.                 If a claim under Paragraph A of this Article 13 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereinafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including, without limitation, its Board of Directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware Corporation Law, nor an actual determination by the Corporation (including without limitation, its Board of Directors, independent legal counsel, or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                    C.                 The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article 13 shall not be exclusive of any other right to which any person may have or hereinafter acquire under any statute, provision of this Certificate of Incorporation or by the Bylaws of the Corporation, agreement, vote of stockholders or disinterested directors, or otherwise.

                    D.                The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware Corporation Law.

                    E.                 Any repeal or modification of the foregoing provisions of this Article 13 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                    F.                 If this Article 13 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer of the Corporation as to any expense (including attorneys’ fees), judgment, fine and amount paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article 13 that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE 14.                 AMENDMENT OF CERTIFICATE OF INCORPORATION

                    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereinafter prescribed by law. Notwithstanding the foregoing and in addition to any separate requirements contained in this Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the total votes eligible to be cast at a legal meeting shall be required to amend, repeal or adopt any provisions inconsistent with, Articles 5, 7, 8, 9, 10, 11, 12, 13, and this Article 14.

                    THE UNDERSIGNED, being the Chief Executive Officer ~~and Chairman of the Board~~ of the Corporation, does hereby certify that this Second Amended and Restated Certificate of Incorporation ~~merely~~ restates and integrates and ~~does not~~ further ~~amend~~amends the Corporation’s previous Restated Certificate of Incorporation, as amended, and that this Second Amended and Restated Certificate of Incorporation has been duly adopted in accordance with ~~section~~Sections 242 and 245 of the Delaware Corporation Law, and does hereby make and file this Second Amended and Restated Certificate of Incorporation.

Dated:  April ~~29, 1998.~~      , 2008.

~~/s/ William A. Cooper~~
~~William A. Cooper~~

Lynn A. Nagorske
Chief Executive Officer ~~and~~
~~Chairman of the Board of Directors~~

Attest:	~~/s/Gregory J. Pulles~~
Gregory J. Pulles
Secretary

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Central Time, on April 23, 2008.

Vote by Internet

•   Log on to the Internet and go to
www.investorvote.com

•   Follow the steps outlined on the secured website.

Vote by telephone

•   Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•   Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card	C0123456789	12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals – The Board of Directors recommends a vote FOR the Election of Directors and FOR the following proposal.

1. Election of four Directors, each to serve a one-year term (if Proposal No.2 is adopted), OR a three-year term expiring in 2011 as a member of Class III (if Proposal No.2 is not adopted).

Nominees: 01 - Rodney P. Burwell, 02 - William A. Cooper, 03 -Thomas A. Cusick, 04 - Peter L. Scherer

☐	Mark here to vote FOR all nominees

☐	Mark here to WITHHOLD vote from all nominees

☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	01	02	03	04
		☐	☐	☐	☐

	For	Against	Abstain

2. Approve a Second Amended and Restated Certificate of Incorporation to eliminate the classified board structure and provide for the annual election of Directors.	☐	☐	☐

3. Advisory vote on the appointment of KPMG LLP as independent registered public accountants for 2008.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

/ /

YOUR PROXY CARD IS ON THE REVERSE SIDE.

YOUR VOTE IS IMPORTANT.

Dear Stockholder,

You are invited to attend TCF Financial Corporation’s Annual Meeting of Stockholders which will be held at the Marriott Minneapolis West, 9960 Wayzata Boulevard, St. Louis Park, Minnesota, on April 23, 2008, at 3:00 p.m. local time.

At the Annual Meeting you will be asked to elect four Directors to the Board, to approve a Second Amended and Restated Certificate of Incorporation to eliminate the classified board structure for TCF and to provide instead for the annual election of directors, and to give an advisory vote on the Audit Committee’s choice of independent registered public accountants.

Your vote is important, regardless of the number of shares you own. I urge you to vote now, even if you plan to attend the Annual Meeting. You can vote your shares by telephone or by internet. (Follow the instructions on the reverse side.) (Internet or telephone voting actually costs TCF less than proxy card voting by mail, so I encourage you to consider it!) If you prefer to vote by regular mail, please sign and date the proxy card on the reverse side and return it in the enclosed envelope as soon as possible. If you receive more than one proxy card please vote each card. Remember, you can vote in person at the Annual Meeting even if you do so now.

Sincerely,

Lynn A. Nagorske

Chief Executive Officer

 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

REVOCABLE PROXY - TCF FINANCIAL CORPORATION

April 23, 2008

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I* hereby appoint Lynn A. Nagorske and Gregory J. Pulles, or either of them, as proxies to vote my* shares of TCF stock at the annual stockholders meeting to be held on April 23, 2008 (or any adjournment of that meeting) (the “Annual Meeting” or “Meeting”) as I instruct. I hereby revoke any proxy I previously gave for this Meeting. If one or both proxies becomes unable to serve at the Meeting, I authorize the Board of Directors to name a substitute. This proxy applies to all shares of TCF stock of record in my name at the close of business on February 25, 2008 (the “Record Date”). My instructions to vote are as follows: (1) As to the proposals on the reverse side of this card, the proxies are to follow the instructions I have marked. If I have not marked any instructions, they are to vote “FOR ALL NOMINEES” on Proposal 1, and “FOR” Proposals 2 and 3; (2) As to the following items (if any of them arise) the proxies will vote in their own discretion: any other business which the Board of Directors did not know, 60 days before the date of the Meeting, would be presented at the Meeting; approval of minutes of the prior annual stockholders meeting; election of any person as a Director in place of a nominee who is unable to serve or who for good cause will not serve; and matters incident to the conduct of the Annual Meeting. I can revoke this proxy after voting it (see proxy statement).

If there are shares of stock allocated to me in the TCF Employees Stock Purchase Plan (“ESPP”), I hereby Instruct U.S. Bank National Association, the ESPP Trustee, to vote all of such shares at the Meeting, and any adjournment thereof, pursuant to the instructions in the preceding paragraph and on the reverse side of this card. These ESPP share instructions are effective only if received no later than April 18, 2008. The Advisory Committee for the ESPP will vote all shares in the ESPP for which instructions are not received by April 18, 2008.

*For joint owners, we/our is substituted for I/my throughout.

UNLESS VOTING ELECTRONICALLY OR BY PHONE, PLEASE MARK, SIGN AND DATE

THIS PROXY ON THE REVERSE SIDE AND MAIL IT IN THE ENVELOPE PROVIDED.